As filed with the Securities and Exchange Commission on June 2, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN TOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	65-0723837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ruth T. Dowling, Esq.

Executive Vice President, Chief Administrative Officer,

General Counsel and Secretary

American Tower Corporation

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Francesca L. Odell, Esq. Lesley Janzen, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000	Ameek Ashok Ponda, Esq. Sarah D. Wellings, Esq. Sullivan & Worcester LLP One Post Office Square Boston, MA 02109 (617) 338-2800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Common Stock

Preferred Stock

Debt Securities

Guarantees

Depositary Shares

Warrants

Purchase Contracts

Units

The following are types of securities that we may offer, issue and sell from time to time, or that may be sold by selling securityholders from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	guarantees;

•	depositary shares;

•	warrants to purchase debt or equity securities;

•	purchase contracts; and

•	units.

Any of these securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

Unless otherwise stated in a prospectus supplement, none of these securities other than our common stock will be listed on any securities exchange. Our common stock is listed on the New York Stock Exchange under the symbol “AMT.”

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

Investing in the offered securities involves risks. You should consider the risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated June 2, 2025

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic shelf registration process. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of our common stock, preferred stock, debt securities, guarantees, depositary shares, warrants, purchase contracts and units that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” in this prospectus for information about us, including our financial statements.

References to “we,” “us,” “our,” the “Company,” the “Registrant” and “American Tower” are references to American Tower Corporation and its consolidated subsidiaries, unless it is clear from the context that we mean only American Tower Corporation. References herein to our predecessor corporation are references to American Tower Corporation prior to December 31, 2011, the effective date of the merger of American Tower Corporation with and into its wholly owned subsidiary, American Tower REIT Inc. (the surviving company, which was renamed American Tower Corporation after the merger).

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain statements about future events and expectations, or forward-looking statements, all of which are inherently uncertain. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “intends,” “plans,” “believes,” “estimates,” “expects” or similar expressions, we are making forward-looking statements. Examples of forward-looking statements include, but are not limited to, future prospects of growth in the communications infrastructure leasing industry, the creditworthiness and financial strength of our customers, the effects of consolidation among companies in our industry and among our customers and other competitive and financial pressures, our ability to maintain or increase our market share, our plans to fund our future liquidity needs, the expected impacts of strategic partnerships on our business, our expectations for the closing of signed agreements and the expected impacts of such agreements on our business, our substantial leverage and debt service obligations, our future financing transactions, our future operating results, the level of future expenditures by companies in this industry and other trends in this industry, our ability to protect our rights to the land under our towers and buildings in which our data centers are located, changes in zoning, tax and other laws and regulations and administrative and judicial decisions, economic, political and other events, particularly those relating to our international operations, our future capital expenditure levels, the impact of technology changes on our industry and our business, our ability to remain qualified for taxation as a real estate investment trust (“REIT”), the amount and timing of any future distributions including those we are required to make as a REIT, natural disasters and similar events and technology failures, including cybersecurity and data privacy incidents. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in a prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

AMERICAN TOWER CORPORATION

American Tower is one of the largest global real estate investment trusts and a leading independent owner, operator and developer of multitenant communications real estate. Our primary business is the leasing of space on communications sites to wireless service providers, radio and television broadcast companies, wireless data providers, government agencies and municipalities and tenants in a number of other industries.

Since inception, we have grown our communications real estate portfolio through acquisitions, long-term lease arrangements and site development. Our portfolio primarily consists of towers that we own and towers that we operate pursuant to long-term lease arrangements, as well as distributed antenna system (“DAS”) networks, which provide seamless coverage solutions in certain in-building and outdoor wireless environments. In addition to the communications sites in our portfolio, we manage rooftop and tower sites for property owners under various contractual arrangements. We also hold other telecommunications infrastructure, fiber and property interests that we lease primarily to communications service providers and third-party tower operators, and we also hold a portfolio of highly interconnected data center facilities and related assets in the United States that we provide for the leasing of space primarily to enterprises, network operators, cloud providers and supporting service providers. American Tower operates as a REIT for U.S. federal income tax purposes. As of March 31, 2025, our portfolio included over 149,000 communications sites across the globe and 30 data center facilities across the United States.

American Tower Corporation is a holding company, and we conduct our operations through our directly and indirectly owned subsidiaries and joint ventures. Our principal domestic operating subsidiaries are American Towers LLC and SpectraSite Communications, LLC. We conduct our international operations primarily through our subsidiary, American Tower International, Inc., which in turn conducts operations through its various international operating subsidiaries and joint ventures. Our international operations consist primarily of our operations in Argentina, Bangladesh, Brazil, Burkina Faso, Canada, Chile, Colombia, Costa Rica, France, Germany, Ghana, Kenya, Mexico, Niger, Nigeria, Paraguay, Peru, the Philippines, South Africa, Spain and Uganda.

Our principal executive office is located at 116 Huntington Avenue, Boston, Massachusetts 02116. Our main telephone number at that address is +1 (617) 375-7500.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include financing possible acquisitions, refinancing our indebtedness and/or repurchasing our common stock. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, guarantees, depositary shares, warrants, purchase contracts and units that we or selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in a related prospectus supplement, if necessary.

DESCRIPTION OF COMMON STOCK

We may periodically issue shares of our common stock or other securities that can be exercised, converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to, and qualified in its entirety by, reference to the provisions of our Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Amended and Restated By-Laws (“By-Laws”).

Authorized Shares

As of the date of this prospectus, we are authorized to issue up to one billion (1,000,000,000) shares of common stock with one cent ($0.01) par value per share.

Voting Rights

With respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of common stock are entitled to one (1) vote in person or by proxy for each share of common stock outstanding in the name of such stockholders on the record of stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority (or by a plurality in the case of election of directors where the number of candidates nominated for election exceeds the number of directors to be elected) of the votes entitled to be cast by all shares of common stock present in person or by proxy.

Dividends and Other Distributions

Subject to applicable law and rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over the common stock with respect to the payment of dividends and other distributions, dividends and other distributions may be declared and paid on the common stock from time to time and in amounts as our board of directors may determine. We pay regular dividends and other distributions, but the amount, timing and frequency of any distribution are at the sole discretion of our board of directors. Dividends and other distributions are declared based upon various factors, including without limitation distributions required to maintain our qualification for taxation as a REIT. The loan agreements for our credit facilities contain covenants that restrict our ability to pay dividends and other distributions unless certain financial covenants are satisfied.

Liquidation Rights

Upon our liquidation, dissolution or winding up, whether voluntarily or involuntarily, the holders of common stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and payment in full to holders of preferred stock then outstanding of any amount required to be paid to them. Neither the merger, consolidation or business combination of American Tower with or into any other entity in which our stockholders receive capital stock and/or other securities (including debt securities) of the surviving entity (or the direct or indirect parent entity thereof), nor the sale, lease or transfer by us of any part of our business and assets, nor the reduction of our capital stock, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Other Provisions

The holders of common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund. The shares of common stock presently outstanding are validly issued, fully paid and nonassessable.

We may not subdivide, combine, or pay or declare any stock dividend on, the outstanding shares of common stock unless all outstanding shares of common stock are subdivided or combined or the holders of common stock receive a proportionate dividend.

Restrictions on Ownership and Transfer

For us to comply with and have maximum business flexibility under the Federal Communications Laws (defined in our Certificate of Incorporation and including the Communications Act of 1934, as amended), and for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), our Certificate of Incorporation contains restrictions on stock ownership and stock transfers. These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of the stockholders.

Federal Communications Laws Restrictions. Our Certificate of Incorporation permits us to restrict the ownership or proposed ownership of shares of our stock if that ownership or proposed ownership (i) is or could be inconsistent with, or in violation of, Federal Communications Laws (as defined in our Certificate of Incorporation); (ii) limits or impairs, or could limit or impair, our business activities or proposed business activities under the Federal Communications Laws; or (iii) subjects or could subject us to CFIUS Review (as defined in our Certificate of Incorporation) or to any provision of the Federal Communications Laws, including those requiring any review, authorization or approval, to which we would not be subject but for that ownership or proposed ownership, including, without limitation, Section 310 of the Communications Act and regulations relating to foreign ownership, multiple ownership or cross-ownership (clauses (i) through (iii) above are collectively referred to as “FCC Regulatory Limitations”). We reserve the right to require any person to whom a FCC Regulatory Limitation may apply to promptly furnish to us such information (including, without limitation, information with respect to the citizenship, other ownership interests and affiliations) as we may request. If such person fails to furnish all of the information we request, or we conclude that such person’s ownership or proposed ownership of our stock, or the exercise by such person of any rights of stock ownership in connection with our stock, may result in a FCC Regulatory Limitation, we reserve the right to:

•	refuse to permit the transfer of shares of our common stock and/or preferred stock to such person;

•	to the fullest extent permitted by law, suspend those rights of stock ownership the exercise of which may cause the FCC Regulatory Limitation;

•	require the conversion of any or all shares of our preferred stock held by such person into a number of shares of our common stock of equivalent value;

•	redeem the shares of our common stock and/or our preferred stock held by such person pursuant to the procedures set forth below; and/or

•

exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such person, with a view toward obtaining the information or preventing or curing any situation that may cause a FCC Regulatory Limitation.

The following procedures apply to the redemption of such person’s shares of our common stock and/or preferred stock:

•	the redemption price of any redeemed shares of our common stock or preferred stock shall be the fair market value (as defined in our Certificate of Incorporation) of those shares;

•	the redemption price may be paid in cash or any other of our debt or equity securities or any combination thereof;

•

the board of directors in its sole discretion may decide to only redeem some (and not all) of such person’s shares, which may include the selection of the most recently purchased or acquired shares, selection by lot or selection by such other manner as the board of directors may determine;

•

we must provide at least 15 days’ prior written notice of the date on which we plan to effect the redemption (unless waived by such person); provided, that the redemption date may be the date on which written notice is given to such person if the cash (or any other of our debt or equity securities)

necessary to effect the redemption has been deposited in trust for the benefit of such person and is subject to immediate withdrawal by such person upon surrender of the stock certificates for the redeemed shares;

•

from and after the date of the redemption, any and all rights relating to the redeemed shares shall cease and terminate and such person shall only possess the right to obtain cash (or such other of our debt or equity securities) payable upon the redemption; and

•	such other terms and conditions as the board of directors may determine.

REIT Restrictions. For us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities) during the last half of a taxable year. To ensure that these ownership requirements and other requirements for continued qualification as a REIT are met and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our Certificate of Incorporation contains provisions restricting the ownership or transfer of shares of our stock.

The relevant sections of our Certificate of Incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our Certificate of Incorporation) may beneficially or constructively own more than 9.8% in value of our aggregate outstanding stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of our stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause stock owned, actually or constructively, by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of our aggregate outstanding stock or less than 9.8% in value or number of our outstanding shares of any class or series of stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of our stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of our aggregate outstanding stock or 9.8% in value or number of our outstanding shares of any class or series of stock.

In addition to the ownership limits, our Certificate of Incorporation prohibits any person from actually or constructively owning shares of our stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

The board of directors may, in its sole discretion, exempt a person from the ownership limits and certain other REIT limits on ownership and transfer of our stock described above, and may establish a different limit on ownership for that person. However, the board of directors may not exempt any person whose ownership of outstanding stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by the board of directors for an exemption or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that the person’s beneficial or constructive ownership of our stock will not now or in the future jeopardize our ability to qualify as a REIT and must agree that any violation or attempted violation of those representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of our stock described above) will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, the board of directors may require an opinion of counsel or United States Internal Revenue Service (“IRS”) ruling satisfactory to it with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the exemption or different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, the board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our Certificate of Incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of our aggregate outstanding stock or of the shares of a class or series of our stock, as applicable, is in excess of such decreased ownership limits until such time as that person’s percentage of our aggregate outstanding stock or of the shares of a class or series of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our stock or of a class or series of our stock, as applicable, in excess of such percentage ownership of shares of stock or of a class or series of stock will be in violation of the ownership limits.

Our Certificate of Incorporation further prohibits:

•

any person from transferring shares of our stock if the transfer would result in our aggregate outstanding stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of our stock if that ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires, or attempts or intends to acquire, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to the transaction) and provide us with such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT.

Pursuant to our Certificate of Incorporation, if there is any purported transfer of our stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid to the trustee upon demand. Our Certificate of Incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective for any reason, to prevent violation of the applicable restriction contained in our Certificate of Incorporation, the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other similar transaction), the market price on the day of the event and (ii) the market price on the date we accept, or our designee accepts, the offer. We have the right to accept the offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to the stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such stock. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, the shares of stock are sold by a purported transferee, then the shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of the shares that exceeds the amount that the purported transferee was entitled to receive as described above, the excess amount will be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee will be indemnified by us or from the proceeds of sales of stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our Certificate of Incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the General Corporation Law of the State of Delaware (the “DGCL”), effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our stock set forth in our Certificate of Incorporation, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent the violation, including but not limited to, causing us to repurchase shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Following the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations promulgated thereunder) of the outstanding shares of any class or series of our stock, must, upon request, provide us written notice of the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our stock, and any person (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

As noted above, the rights, preferences and privileges of the holders of our common stock may be affected by the rights, preferences and privileges granted to holders of preferred stock. Because our board of directors will have the power to establish the preferences and rights of each series of preferred stock, it may afford the stockholders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of our common stock that could have the effect of delaying, deferring or preventing a change in control of American Tower. See “Description of Preferred Stock” for more information about our preferred stock.

Certain Anti-Takeover Provisions

Delaware Business Combination Provisions

We are subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years owned, 15% or more of the corporation’s voting stock.

Certain Provisions of our Certificate of Incorporation and By-Laws

Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election of directors, other than nominations made by, or at the direction of, our board of directors.

The proxy access provisions in our By-Laws permit a stockholder, or a group of up to 20 stockholders, who have owned at least 3% of the voting power of outstanding American Tower common stock continuously for at least three (3) years, to nominate and include in our proxy materials, qualifying director nominees constituting up to 25% of our board of directors. To be timely, any proxy access notice must be delivered in writing to our secretary not less than 120 days and not more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 70 days from the one-year anniversary of the preceding year’s annual meeting, a stockholder’s notice must be received no later than the later of (a) the 120th day prior to such annual meeting and (b) the 10th day following the day on which notice of the date of such annual meeting was first publicly disclosed by us. The complete proxy access provisions for director nominations are set forth in our By-Laws.

These advance notice and proxy access procedures may impede stockholders’ ability to bring matters before a meeting of stockholders or make nominations for directors at a meeting of stockholders.

Our Certificate of Incorporation includes provisions eliminating the personal liability of our directors to the fullest extent permitted by the DGCL and indemnifying our directors and officers to the fullest extent permitted by the DGCL. The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our Certificate of Incorporation provides that any or all of the directors may be removed at any time, either with or without cause, by a vote of a majority of the shares outstanding and entitled to vote. This provision may delay or prevent our stockholders from removing incumbent directors.

The ownership and transfer restrictions contained in our Certificate of Incorporation, and described above, may have the effect of inhibiting or impeding a change in control.

Our Certificate of Incorporation and our By-Laws provide that our By-Laws may be altered, amended, changed or repealed by (i) the approval or consent of not less than a majority of the total outstanding shares of stock entitled to vote generally in the election of directors or (ii) a majority of the entire board of directors.

Certain Provisions of our Debt Obligations

Change of control and merger, consolidation and asset sale provisions in our indentures for our outstanding notes and loan agreements for our credit facilities may discourage a takeover attempt. These provisions may make acquiring us more difficult.

Listing of Common Stock

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “AMT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc., P.O. Box 43006, Providence, RI 02940, (866) 201-5087.

DESCRIPTION OF PREFERRED STOCK

Pursuant to our Certificate of Incorporation, the board of directors is empowered, without any approval of our stockholders, to issue shares of preferred stock in one or more series, to establish the number of shares in each series, and to fix the relative rights, preferences, powers, qualifications, limitations and restrictions of each such series. The prospectus supplement relating to any series of preferred stock we may offer will contain the specific terms of that series, including some or all of the following:

•

whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares will be redeemable and the amount per share payable in case of redemption;

•

whether shares of the series will be entitled to receive dividends or other distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the dividends or other distributions, whether dividends or other distributions will be cumulative, and the dates on which dividends or other distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of American Tower;

•	whether and the extent to which the series will be guaranteed;

•

whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of American Tower, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

As of the date of this prospectus, we are authorized to issue up to twenty million (20,000,000) shares of preferred stock, par value $0.01 per share. Some of the provisions described in the section “Description of Common Stock—Restrictions on Ownership and Transfer” may also apply to any shares of preferred stock we issue.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “American Tower” refer solely to American Tower Corporation (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture.

We may issue senior debt securities under an indenture dated as of June 2, 2025 between us and U.S. Bank Trust Company, National Association, as trustee (the “Senior Indenture”). The Senior Indenture is included as an exhibit to the registration statement of which this prospectus is a part. We may issue subordinated debt under a separate indenture to be entered into between us and U.S. Bank Trust Company, National Association, as trustee, as supplemented from time to time. This indenture, as supplemented, is referred to in this prospectus as the “Subordinated Indenture.” References to the “indenture” in this prospectus refer to the Senior Indenture or the Subordinated Indenture, as applicable. References to the “trustee” in this prospectus refer to U.S. Bank Trust Company, National Association. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The following summary is qualified in its entirety by the provisions of the indenture, including the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•

the rate or rates at which the securities of the series will bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the interest payment dates on which any interest will be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series will be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series will be redeemed or purchased, in whole or in part, pursuant to such an obligation;

•	if other than denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series will or may be payable, or in which the securities of the series will be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which the securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which the payments are to be made, the terms and conditions of the payments and the manner in which the exchange rate with respect to the payments will be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which those amounts will be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which that portion will be determined;

•

any modifications of or additions to the events of default or covenants with respect to securities of the series, or any modifications of or additions to subordination provisions with respect to the subordinated debt securities;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series will be issued in whole or in part in global form, (i) the depositary for the global securities, (ii) the form of any legend that will be borne by the global securities, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange those interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

The senior debt securities will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, the senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. The debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries. The subordinated debt securities will be our direct, unconditional, unsecured and subordinated obligations and will be junior in right of payment to our existing and future senior obligations. The extent of subordination of the subordinated debt securities will be described below under “–Additional Provisions Applicable to Subordinated Debt Securities – Subordination of Subordinated Debt Securities,” or as described in an accompanying prospectus supplement.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor our subsidiaries are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we will furnish to the trustee, within 30 days after we are required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The filing of the reports specified in Section 13 or 15(d) of the Exchange Act shall satisfy these reporting requirements. We will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:

•

either we are the resulting, surviving or transferee corporation, or our successor is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no event of default has occurred and is continuing.

Except in the case of a lease of all or substantially all of our assets, the successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series when it becomes due and payable, and continuance of such failure for a period of 30 days;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•

failure by us to comply with other covenants in the indenture or the debt securities of that series (other than a covenant a failure in the performance of which is specifically dealt with elsewhere in the indenture or which has expressly been included in the indenture solely for the benefit of a series of securities other than that series), and continuance of such default for a period of 90 days after there has been given to us by the trustee or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture; or

•	certain events of bankruptcy or insolvency.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•

such holder or holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee a certificate, signed by two officers of our company, stating whether or not the officers know of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to Section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	secure the debt securities of any series;

•

evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•

add to, change, or eliminate provisions of the indenture that apply to one or more series of debt securities; provided that any addition, change, or elimination that materially adversely affects the holders of a series will only become effective when no securities of such series remain outstanding;

•

cure any ambiguity or correct any defect or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•

provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•

conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in the prospectus supplement for that series to the extent that the provision in that description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•	secure our obligations in respect of the debt securities of any series;

•

in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•

in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect;

•	comply with the rules of any applicable depositary; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•

reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•

modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants, waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•

reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•	change the ranking provisions of the Subordinated Indenture in a manner adverse to the holders of debt securities issued thereunder in any material respect;

•

impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•

any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities), upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Any such omission will not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•

no event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•

we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be book-entry securities that are cleared and settled through the Depositary Trust Company (the “DTC”), a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary – a bank, brokerage house or other institution that maintains securities accounts for customers – that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	An event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Regarding the Trustee

U.S. Bank Trust Company, National Association, is the trustee under the Senior Indenture and the Subordinated Indenture.

Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. U.S. Bank Trust Company, National Association, including as successor in interest to U.S. Bank National Association, is also the trustee under the trust and servicing agreement, as amended, related to our securitization transactions completed in March 2018 and March 2023.

No individual liability of directors, officers, employees, incorporators, stockholders or agents

The indenture provides that none of our past, present or future directors, officers, employees, incorporators, stockholders or agents in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The indenture is and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Provisions Applicable to Subordinated Debt Securities

General

The subordinated debt securities will be our unsecured obligations under the Subordinated Indenture and will be subordinate in right of payment to certain other indebtedness as described below under “Subordination of Subordinated Debt Securities” or in the applicable prospectus supplement. The subordinated debt securities will be effectively subordinated to all of our secured debt, to the extent of the value of the assets securing that debt.

Subordination of Subordinated Debt Securities

Payments on the subordinated debt securities will, as described in the applicable prospectus supplement, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all of our existing and future senior debt. As a result, the subordinated debt securities will be contractually subordinated to all of our senior debt and effectively subordinated to all debt and other obligations of our subsidiaries.

“Senior debt” is defined in the Subordinated Indenture as, with respect to any “person” (as defined in the Subordinated Indenture), the principal of (and premium, if any) and interest on any indebtedness, whether outstanding at the date of the Subordinated Indenture or thereafter created or incurred, which is for:

•	money borrowed by such person;

•	securities, notes, debentures, bonds or other similar instruments issued by such person;

•

obligations of such person evidencing the purchase price of property by such person or a subsidiary of such person, all conditional sale obligations of such person and all obligations of such person under any conditional sale or title retention agreement other than trade accounts payable in the ordinary course of business;

•	obligations, contingent or otherwise, of such person in respect of any letters of credit, bankers’ acceptance, security purchase facilities or similar credit transactions;

•

obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	obligations in respect of any factoring, securitization, sale of receivables or similar transaction;

•	money borrowed by or obligations described in the six preceding bullet points of others and assumed or guaranteed by such person;

•	obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any subsidiary of such person;

•

renewals, extensions, refundings, amendments and modifications of any indebtedness of the kind described in the eight preceding bullet points or of the instruments creating or evidencing the indebtedness, unless, in each case, by the terms of the instrument creating or evidencing the indebtedness or the renewal, extension, refunding, amendment and modification, it is provided that the indebtedness is not senior in right of payment to the subordinated debt securities; and

•	obligations of the type referred to in the preceding bullet points of others secured by a lien on the property or asset of such person.

Unless otherwise specified in the applicable prospectus supplement for a particular series of subordinated debt securities, in the event of any distribution of our assets upon dissolution, winding up, liquidation or reorganization, the holders of senior debt shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the subordinated debt securities. In addition, in the event that (1) the subordinated debt securities are declared due and payable because of an event of default (other than under the circumstances described in the preceding sentence) and (2) any default has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any senior debt, then no payment shall be made on account of principal, premium (if any), sinking funds or interest on the subordinated debt securities until all such payments due in respect of the senior debt have been paid in full.

By reason of the subordination provisions described above, in the event of liquidation or insolvency, any of our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt and may recover more, ratably, than holders of the subordinated debt securities.

Deferral of Interest Payments

The terms upon which we may defer payments of interest on subordinated debt securities of any series will be set forth in the relevant prospectus supplement and, to the extent necessary, in the supplemental indenture relating to that series. If any such terms are provided for, an interest payment properly deferred will not constitute a default in the payment of interest.

DESCRIPTION OF GUARANTEES

We may issue guarantees of certain securities, including debt securities of our subsidiaries, for consideration that may include cash, consents or exchanges of existing securities. Such guarantees will be unsecured. Except as otherwise described in any applicable prospectus supplement, each guarantee will be a full and unconditional guarantee of the prompt payment, when due, of any amount owed to the holders of the guaranteed securities, and any other amounts due pursuant to any indenture, fiscal agency agreement or other contract governing such securities. We will describe the particular terms of any guarantee we offer in the applicable prospectus supplement, which may add, update or change the information on guarantees set forth herein.

American Tower Corporation is a holding company, and accordingly its ability to make payments under its guarantees is subject to restrictions and limitations.

The description in the applicable prospectus supplement of any guarantees we issue will not necessarily be complete and will be qualified in its entirety by reference to the applicable documents pursuant to which the guarantees will be issued, which will be filed with the SEC if we issue such guarantees. We urge you to read the applicable documents pursuant to which the guarantees will be issued and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of common or preferred stock, rather than shares of common or preferred stock, with those rights and subject to the terms and conditions that we may specify in a related prospectus supplement. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of common or preferred stock. The shares of common or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement will include the name and address of the depositary.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depository shares or other security or property under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, guarantees, shares of preferred stock, shares of common stock or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement.

LEGAL OWNERSHIP

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the holder actually will be a broker, bank or other financial institution or, in the case of a global security, the depositary. Our obligations, as well as the obligations of the trustee, any transfer agent, any registrar and any third parties employed by us, the trustee, any transfer agent and any registrar, run only to persons who are registered as holders of our securities, except as may be specifically provided for in the contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Holding securities in accounts at banks, brokers or other financial institutions is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they legally are required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement actually will apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement that applies to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	how it handles payments and notices with respect to the securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time, in one or more transactions, by a variety of methods, including the following:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATED TO OUR

QUALIFICATION AND TAXATION AS A REIT

The following summary of U.S. federal income tax considerations is based on existing law, and is limited to our qualification and taxation as a REIT. The opinion of our tax counsel, Sullivan & Worcester LLP, attached hereto as Exhibit 8.1, addresses our qualification and taxation as a REIT since January 1, 2012, as set forth in this summary. For a discussion of U.S. federal income tax considerations that may be relevant to persons considering the purchase of our stock covered by this prospectus, please see the section entitled “Material U.S. Federal Income Tax Considerations Relevant to Holders of Our Stock” in this prospectus. For a discussion of U.S. federal income tax considerations that may be relevant to persons considering the purchase of our debt securities covered by this prospectus, please see the section entitled “Material U.S. Federal Income Tax Considerations Relevant to Holders of Our Debt Securities” in this prospectus.

The sections of the Code that govern the federal income tax qualification and treatment of a REIT are complex. This section contains a summary of applicable Code provisions, related rules and regulations, and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Future legislative, judicial or administrative actions or decisions could also affect the accuracy of statements made in this summary. We have received private letter rulings from the IRS with respect to some but not all of the matters described in this summary, but we cannot assure you that the IRS or a court will agree with all of the statements made in this summary. The IRS could, for example, take a different position from that described in this summary with respect to our assets, acquisitions, operations, valuations, restructurings or other matters, including with respect to matters similar to, but subsequent or unrelated to, those matters addressed in the IRS private letter rulings issued to us; furthermore, while private letter rulings from the IRS generally are binding on the IRS, we and our tax counsel cannot rely on the private letter rulings if applicable law has changed or if the factual representations, assumptions or undertakings made in our letter ruling requests to the IRS are untrue or incomplete in any material respect. If successful, IRS challenges could result in significant tax liabilities for applicable parties. In addition, this summary is not exhaustive of all possible tax consequences related to our qualification and taxation as a REIT, and does not discuss any estate, gift, state, local or foreign tax consequences. For all these reasons, we urge any holder of or prospective acquiror of our securities to consult their own tax advisor about the federal income tax and other tax consequences of our qualification and taxation as a REIT. Our intentions and beliefs described in this summary are based upon our understanding of applicable laws and regulations that are in effect as of the date of this prospectus. If new laws or regulations are enacted which impact us directly or indirectly, we may change our intentions or beliefs.

Taxation as a REIT

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our 2012 taxable year. Our REIT election, assuming continuing compliance with the then applicable qualification tests, has continued and will continue in effect for subsequent taxable years. Although no assurance can be given, we believe that from and after our 2012 taxable year we have been organized and have operated, and will continue to be organized and to operate, in a manner that qualified us and will continue to qualify us to be taxed as a REIT under the Code.

Our tax counsel, Sullivan & Worcester LLP, is of the opinion that, subject to the discussion below, we have been organized and have qualified for taxation as a REIT under the Code for our 2012 through 2024 taxable years, and that our current and anticipated investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Our tax counsel’s opinions are conditioned (a) upon the assumption that our Certificate of Incorporation, communications site licenses, colocation agreements, and all other applicable legal documents to which we have been or are a party have been and will be complied with by all parties to those documents, (b) upon the accuracy and completeness of the factual matters described in this prospectus, (c) upon the accuracy and completeness of the factual matters provided to us and to our tax counsel by accountants and appraisers, (d) upon private letter rulings issued to us by the IRS as to certain federal income tax matters, (e) upon representations made by us to the IRS in connection with those rulings, and (f) upon other representations made by us to our tax counsel as to certain factual matters relating to our organization and operations and our expected manner of operation. If this assumption or a description or representation is inaccurate or incomplete, our tax counsel’s opinions may be adversely affected and may not be relied upon. The opinions of our tax counsel are based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Sullivan & Worcester LLP or us regarding the continuing accuracy of the matters in this summary. Any opinion of Sullivan & Worcester LLP will be expressed as of the date issued. Our tax counsel will have no obligation to advise us or holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Also, the opinions of our tax counsel are not binding on either the IRS or a court, and either could take a position different from that expressed by our tax counsel.

Our continued qualification and taxation as a REIT will depend upon our compliance with various qualification tests imposed under the Code and summarized below. Our ability to satisfy the REIT asset tests will depend in part upon our board of directors’ good faith analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. In particular, we periodically explore and occasionally consummate merger and acquisition opportunities, and any consummated transaction would have to be structured to manage successfully the REIT income, asset and distribution tests given the particular size, timing and type of transaction. While we believe that we have satisfied and will satisfy these tests, our tax counsel does not review compliance with these tests on a continuing basis. If we fail to qualify for taxation as a REIT in any year or terminate or revoke our REIT election, then we will be subject to federal income taxation as if we were a corporation taxed under subchapter C of the Code (a “C corporation”), and our stockholders will be taxed like stockholders of a regular C corporation, meaning that federal income tax generally will be applied at both the corporate and stockholder levels. In this event, we could be subject to significant tax liabilities, and the amount of cash available for payment or distribution to our securityholders could be reduced or eliminated.

As a REIT, we generally are not subject to federal income tax on our net income distributed as dividends to our stockholders. Distributions to our stockholders generally are included in our stockholders’ income as dividends to the extent of our available current or accumulated earnings and profits. Our dividends generally are not entitled to the preferential tax rates on qualified dividend income, but a portion of our dividends may be treated as capital gain dividends or as qualified dividend income, all as explained below. In addition, for taxable years beginning before 2026 and pursuant to the deduction-without-outlay mechanism of Section 199A of the Code, our noncorporate U.S. stockholders that meet specified holding period requirements are generally eligible for preferential effective tax rates on our dividends that are not treated as capital gain dividends or as qualified dividend income. It is unclear if, when, and to what extent Section 199A of the Code may be extended to 2026 and later taxable years. No portion of any of our dividends is eligible for the dividends received deduction for corporate stockholders. Distributions in excess of our current or accumulated earnings and profits generally are treated for federal income tax purposes as returns of capital to the extent of a recipient stockholder’s basis in our stock, and will reduce this basis. Our current or accumulated earnings and profits generally are allocated first to distributions made on our outstanding preferred stock, if any, and thereafter to distributions made on our common stock. For all these purposes, our distributions include cash distributions, any in-kind distributions of property that we might make, and deemed or constructive distributions resulting from capital market activities (such as some redemptions), as described below.

Notwithstanding our qualification for taxation as a REIT and the fact that we generally will not pay federal income tax on amounts we distribute to our stockholders, we may still be subject to federal tax in the following circumstances:

•

We will be taxed at regular corporate income tax rates on any undistributed “real estate investment trust taxable income,” determined by including our undistributed ordinary income and net capital gains, if any. We may elect to retain and pay income tax on our net capital gain. If we so elect by making a timely designation to our stockholders, a stockholder would be taxed on its proportionate share of our undistributed capital gain and would generally be expected to receive a credit or refund for its proportionate share of the federal corporate income tax we paid on our retained net capital gain;

•

If we have net income from the disposition of “foreclosure property,” as described in Section 856(e) of the Code, that is held primarily for sale to customers in the ordinary course of a trade or business or other nonqualifying income from foreclosure property, we will be subject to tax on this income at the highest regular corporate income tax rate;

•

If we have net income from “prohibited transactions”—that is, dispositions at a gain of inventory or property held primarily for sale to customers in the ordinary course of a trade or business other than dispositions of foreclosure property and other than dispositions excepted by statutory safe harbors—we will be subject to tax on this income at a 100% rate;

•

If we fail to satisfy the 75% gross income test or the 95% gross income test described below, due to reasonable cause and not due to willful neglect, but nonetheless maintain our qualification for taxation as a REIT because of specified cure provisions, we will be subject to tax at a 100% rate on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year;

•

If we fail to satisfy any of the REIT asset tests described below (other than a de minimis failure of the 5% or 10% asset tests) due to reasonable cause and not due to willful neglect, but nonetheless maintain our qualification for taxation as a REIT because of specified cure provisions, we will be subject to a tax equal to the greater of $50,000 or the highest regular corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail the test;

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify for taxation as a REIT (other than violations of the REIT gross income tests or violations of the REIT asset tests described below) due to reasonable cause and not due to willful neglect, we may retain our qualification for taxation as a REIT but will be subject to a penalty of $50,000 for each failure;

•

If we fail to distribute for any calendar year at least the sum of 85% of our REIT ordinary income for that year, 95% of our REIT capital gain net income for that year and any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amounts actually distributed;

•

If we acquire a REIT asset where our adjusted tax basis in the asset is determined by reference to the adjusted tax basis of the asset in the hands of a C corporation (such as an asset that we hold in a QRS (as defined below) following the liquidation or other conversion of a former “taxable REIT subsidiary” as defined in Section 856(l) of the Code, or a TRS), under specified circumstances we may be subject to federal income taxation on all or part of the built-in gain (calculated as of the date the property ceased being owned by the C corporation) on such asset. If and when we sell assets that may have associated built-in gains tax exposure, then we make appropriate provision for the associated tax liabilities on our financial statements;

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If we acquire a corporation in a transaction where we succeed to its tax attributes or if we liquidate a domestic TRS, then to preserve our qualification for taxation as a REIT we must generally distribute inherited C corporation earnings and profits, if any, by the end of our taxable year in which the acquisition or liquidation occurs. However, if we fail to do so, relief provisions would allow us to maintain our qualification for taxation as a REIT provided we distribute any subsequently discovered C corporation earnings and profits and pay an interest charge in respect of the period of delayed distribution; and

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Our subsidiaries that are C corporations, including our TRSs, generally will be required to pay federal corporate income tax on their earnings, and a 100% tax may be imposed on any transaction between us and one of our TRSs that does not reflect arm’s length terms.

Other countries may impose taxes on our and our subsidiaries’ and partnerships’ assets and operations within their jurisdictions. As a REIT, neither we nor our stockholders are expected to benefit from foreign tax credits arising from those taxes.

If we fail to qualify for taxation as a REIT in any year or terminate or revoke our REIT election, then we will be subject to federal income tax in the same manner as a regular C corporation. Further, as a regular C corporation, distributions to our stockholders will not be deductible by us, nor will distributions be required under the Code. Also, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders will generally be taxable as ordinary dividends potentially eligible for the preferential tax rates described below under the heading “—Taxation of Taxable U.S. Stockholders” and, subject to limitations in the Code, will be potentially eligible for the dividends received deduction for corporate stockholders. Finally, we generally will be disqualified from taxation as a REIT for the four taxable years following the taxable year in which the termination of our REIT status is effective. Our failure to qualify for taxation as a REIT for even one year could result in us reducing or eliminating distributions to our stockholders or in us incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate-level income taxes. Relief provisions under the Code may allow us to continue to qualify for taxation as a REIT even if we fail to comply with various REIT requirements, all as described in more detail below. However, it is impossible to state whether in any particular circumstance we would be entitled to the benefit of these relief provisions.

REIT Qualification Requirements

General Requirements. Section 856(a) of the Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable, but for Sections 856 through 859 of the Code, as a domestic C corporation;

(4)	that is not a financial institution or an insurance company subject to special provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

that is not “closely held,” meaning that during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

(7)	that meets other tests regarding the nature of its income and assets and the amount of its distributions, all as described below.

Section 856(b) of the Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Although we cannot be sure, we believe that we have met conditions (1) through (7) during each of the requisite periods ending on or before the close of our most recently completed taxable year, and that we will continue to meet these conditions in our current and future taxable years.

To help comply with condition (6), our Certificate of Incorporation restricts transfers of our stock that would otherwise result in concentrated ownership positions. These restrictions, however, do not guarantee that we have previously satisfied, and cannot guarantee that we will in all cases be able to continue to satisfy, the stock ownership requirements described in condition (6). If we comply with applicable Treasury regulations to ascertain the ownership of our outstanding stock and do not know, or by exercising reasonable diligence would not have known, that we failed condition (6), then we will be treated as having met condition (6). Accordingly, we have complied and will continue to comply with these regulations, including by requesting annually from record holders of significant percentages of our stock information regarding the ownership of our stock. Under our Certificate of Incorporation, our stockholders are required to respond to these requests for information. A stockholder that fails or refuses to comply with the request is required by Treasury regulations to submit a statement with its federal income tax return disclosing its actual ownership of our stock and other information.

The Code provides that we will not automatically fail to qualify for taxation as a REIT if we do not meet conditions (1) through (6), provided we can establish that such failure was due to reasonable cause and not due to willful neglect. Each such excused failure will result in the imposition of a $50,000 penalty instead of REIT disqualification. This relief provision may apply to a failure of the applicable conditions even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

Our Wholly Owned Subsidiaries and Our Investments Through Partnerships. Except in respect of TRSs as described below, Section 856(i) of the Code provides that any corporation, 100% of whose stock is held by a REIT and its disregarded subsidiaries, is a qualified REIT subsidiary and shall not be treated as a separate corporation for federal income tax purposes. The assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as the REIT’s. We believe that each of our direct and indirect wholly owned subsidiaries, other than the TRSs described below (and entities whose equity is owned in whole or in part by such TRSs), will be either a qualified REIT subsidiary within the meaning of Section 856(i)(2) of the Code or a noncorporate entity that for federal income tax purposes is not treated as separate from its owner under Treasury regulations issued under Section 7701 of the Code (each such entity referred to as a “QRS”). Thus, in applying all of the REIT qualification requirements described in this summary, all assets, liabilities and items of income, deduction and credit of our QRSs are treated as ours, and our investment in the stock and other securities of such QRSs will be disregarded.

We have invested and may in the future invest in real estate through one or more entities that are treated as partnerships for federal income tax purposes, including limited or general partnerships, limited liability companies or foreign entities. In the case of a REIT that is a partner in a partnership, Treasury regulations under the Code provide that, for purposes of the REIT qualification requirements regarding income and assets described below, the REIT is generally deemed to own its proportionate share, based on respective capital interests (including any preferred equity interest in the partnership), of the income and assets of the partnership (except that for purposes of the 10% value test, described below, the REIT’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and specified debt securities issued by the partnership). In addition, for these purposes, the character of the assets and items of gross income of the partnership generally remains the same in the hands of the REIT. In contrast, for purposes of the distribution requirements described below, a REIT must take into account as a partner its share of the partnership’s income as determined under the general federal income tax rules governing partners and partnerships under Subchapter K of the Code.

Subsidiary REITs. We indirectly own real estate through subsidiaries that we believe have qualified and will remain qualified for taxation as a REIT under the Code, and we may in the future invest in real estate through one or more other subsidiary entities that are intended to qualify for taxation as REITs. When a subsidiary qualifies for taxation as a REIT separate and apart from its REIT parent, the subsidiary’s shares are qualifying real estate assets for purposes of the REIT parent’s 75% asset test described below. However, failure of the subsidiary to separately satisfy the various REIT qualification requirements described in this summary or that are otherwise applicable (and failure to qualify for the applicable relief provisions) would generally result in (a) the subsidiary being subject to regular United States corporate income tax, as described above, and (b) the REIT parent’s ownership in the subsidiary (i) ceasing to be qualifying real estate assets for purposes of the 75% asset test and (ii) becoming subject to the 5% asset test, the 10% vote test and the 10% value test, each as described below, generally applicable to a REIT’s ownership in corporations other than REITs and TRSs. In such a situation, the REIT parent’s own qualification and taxation as a REIT could be jeopardized on account of the subsidiary’s failure cascading up to the REIT parent, all as described below under the heading “—Asset Tests.”

We have joined with our subsidiary REITs in filing protective TRS elections, and we may continue to annually make such elections unless and until our ownership of these subsidiaries falls below 10%. Pursuant to these protective TRS elections, we believe that if one of these subsidiaries is not a REIT for some reason, then that subsidiary would instead be considered one of our TRSs, and as such its value would fit within our REIT gross asset tests described below. We expect to make similar protective TRS elections with respect to any other subsidiary REIT that we form or acquire and may implement other protective arrangements intended to avoid a cascading REIT failure if any of our intended subsidiary REITs were not to qualify for taxation as a REIT, but we cannot be sure that such protective elections or other arrangements will be effective to avoid or mitigate the resulting adverse consequences to us. We do not expect protective TRS elections to impact our compliance with the 75% and 95% gross income tests described below, because we do not expect our gains and dividends from a subsidiary REIT’s shares to jeopardize compliance with these tests even if for some reason the subsidiary is not a REIT.

Taxable REIT Subsidiaries. As a REIT, we are permitted to own any or all of the securities of a TRS, provided that no more than 20% of the total value of our assets, at the close of each quarter, is comprised of our investments in the stock or other securities of our TRSs. Very generally, a TRS is a subsidiary corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. A TRS is taxed as a regular C corporation, separate and apart from any affiliated REIT. We have made significant loans to our TRSs secured by towers, tower sites, or other interests in real property and have received a private letter ruling from the IRS that such loans will not be treated as a security for purposes of this TRS ownership limitation. Our ownership of stock and other securities in our TRSs is exempt from the 5% asset test, the 10% vote test and the 10% value test described below.

In addition, any corporation (other than a REIT and other than a QRS) in which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities (excluding, for this purpose, certain “straight debt” securities) is automatically a TRS. Subject to the discussion below, we believe that we and each of our TRSs have complied with, and will continue to comply with, the requirements for TRS status at all times during which the subsidiary’s TRS election is intended to be in effect, and we believe that the same will be true for any TRS that we later form or acquire.

As described below, TRSs can perform services for our tenants without disqualifying the rents and service fees that we receive from those tenants under the 75% gross income test or the 95% gross income test described below. Moreover, because our TRSs are taxed as C corporations that are separate from us, their assets, liabilities and items of income, deduction and credit generally are not imputed to us for purposes of the REIT qualification requirements described in this summary. Therefore, our TRSs may generally conduct activities that would be treated as prohibited transactions or would give rise to nonqualified income if conducted by us directly.

Restrictions and sanctions are imposed on TRSs and their affiliated REITs to ensure that the TRSs will be subject to an appropriate level of federal income taxation. For example, if a TRS pays interest, rent or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment. Further, if in comparison to an arm’s length transaction a third-party tenant has overpaid rent to the REIT in exchange for underpaying the TRS for services rendered, and if the REIT has not adequately compensated the TRS for services provided to or on behalf of the third-party tenant, then the REIT may be subject to an excise tax equal to 100% of the undercompensation to the TRS. A safe harbor exception to this excise tax applies if the TRS has been compensated at a rate at least equal to 150% of its direct cost in furnishing or rendering the service. Finally, the 100% excise tax also applies to the underpricing of services provided by a

TRS to its affiliated REIT in contexts where the services are unrelated to services for REIT tenants. Based on our transfer pricing analyses and policies, we believe that our TRSs have received and will continue to receive at least arm’s length compensation from our tenants or from us for the services they provide to our tenants or us. There can be no assurance that arrangements involving our TRSs will not result in the imposition of one or more of these restrictions or sanctions, but we do not believe that we or our TRSs are or will be subject to these impositions.

Our Assets as Real Property. Treasury regulations define “real property” for purposes of Section 856 of the Code to mean land or improvements thereon, such as buildings or other inherently permanent structures, including items which are structural components of such buildings or structures, and including interests in real property. Pursuant to these regulations, we believe that all or substantially all of our towers and the sites on which they are located (including any fencing, shelters and permanently installed backup generators) and our data centers (including their integrated core systems) are and will remain “real property” or “interests in real property” for purposes of Section 856 of the Code. We further believe that the portions of our intangible assets determined by our board of directors to be derived from and inseparable from our tower rental, colocation, and other real property rental businesses are and will remain “interests in real property” or “real property” for purposes of Section 856 of the Code.

Further, although there can be no assurance in this regard, we believe that our loans that are intended to be mortgages on real property for purposes of the REIT income and asset tests described below have in fact so qualified and will continue to qualify, to the extent that those loans are directly secured by real property or are indirectly and ultimately secured by real property pursuant to IRS guidance articulated in Revenue Ruling 80-280.

Income Tests. We must satisfy two gross income tests annually to maintain our qualification for taxation as a REIT. First, at least 75% of our gross income for each taxable year must be derived from investments relating to real property, including “rents from real property” within the meaning of Section 856(d) of the Code, interest and gain from mortgages on real property or on interests in real property, income and gain from foreclosure property, gain from the sale or other disposition of real property (including specified ancillary personal property treated as real property under the Code), or dividends on and gain from the sale or disposition of shares in other REITs (but excluding in all cases any gains subject to the 100% tax on prohibited transactions). When we receive new capital in exchange for our stock or in a public offering of our five-year or longer debt instruments, income attributable to the temporary investment of this new capital in stock or a debt instrument, if received or accrued within one year of our receipt of the new capital, is generally also qualifying income under the 75% gross income test. Second, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, amounts described under Section 856(c)(5)(J)(ii) of the Code as producing income described in Section 856(c)(2) of the Code on account of either an IRS private letter ruling issued to us or administrative guidance, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business, income and gain from specified “hedging transactions” that are clearly and timely identified as such, and income from the repurchase or discharge of indebtedness is excluded from both the numerator and the denominator in both gross income tests. In addition, specified foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

Although we will use our best efforts to ensure that the income generated by our investments will be of a type that satisfies both the 75% and 95% gross income tests, there can be no assurance that we will be successful in this regard.

In order to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, several requirements must be met:

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The amount of rent received generally must not be based on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales. With respect to various obligations of ours that we pass through to our tenants, such as ground rents and property taxes, the passed-through amounts paid by our tenants are generally considered additional rental income received by us. We have received a private letter ruling from the IRS to the effect that, so long as the passed-through amounts are actually paid over to our own obligees, otherwise qualifying amounts we receive from our tenants that include passed-through amounts will be treated in full as qualifying under the 75% and 95% gross income tests, even if the passed-through amounts are based on income or profits from the property.

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Rents generally do not qualify if the REIT owns 10% or more by vote or value of stock of the tenant (or 10% or more of the interests in the assets or net profits of the tenant, if the tenant is not a corporation), whether directly or after application of attribution rules. We generally do not intend to lease or license property to any party if rents from that property would not qualify as “rents from real property,” but application of the 10% ownership rule is dependent upon complex attribution rules and circumstances that may be beyond our control. Our Certificate of Incorporation generally disallows transfers or purported acquisitions, directly or by attribution, of our stock to the extent necessary to maintain our qualification for taxation as a REIT under the Code, but there can be no assurance that these restrictions will be effective to prevent our qualification for taxation as a REIT from being jeopardized under the 10% affiliated tenant rule. Furthermore, there can be no assurance that we will be able to monitor and enforce these restrictions, nor will our stockholders necessarily be aware of ownership of our stock attributed to them under the Code’s attribution rules.

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There is a limited exception to the above prohibition on earning “rents from real property” from a 10% affiliated tenant where the tenant is a TRS. If at least 90% of the leased/licensed space of a property is leased/licensed to tenants other than TRSs and 10% affiliated tenants, and if the TRS’s rent to us for space at that property is substantially comparable to the rents paid by nonaffiliated tenants for comparable space at the property, then otherwise qualifying rents paid by the TRS to us will not be disqualified on account of the rule prohibiting 10% affiliated tenants. At some of our tower sites, data centers and other facilities, we may license space to a TRS so that, for example, the TRS can operate a backhaul antenna or other asset. In any such instance, we expect the total rents we receive from leasing/licensing space to our TRSs will qualify for the limited rental exception to a TRS. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is generally determined at the time the lease with the TRS is entered into, extended, and modified, if the modification increases the rents due under the lease. However, if a lease with a “controlled TRS” is modified and the modification results in an increase in the rents payable by the TRS, any increase will not qualify as “rents from real property”. For purposes of this rule, a “controlled TRS” is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock, and we believe that most or all of our TRSs have been and will remain controlled TRSs.

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In order for rents to qualify, a REIT generally must not manage the property or furnish or render services to the tenants of the property, except through an independent contractor from whom it derives no income or through one of its TRSs. There is an exception to this rule permitting a REIT to perform customary management and tenant services of the sort that a tax-exempt organization could perform without being considered in receipt of “unrelated business taxable income” as defined in Section 512(b)(3) of the Code (“UBTI”). In addition, a de minimis amount of noncustomary services provided to tenants will not disqualify income as “rents from real property” as long as the value of the impermissible tenant services does not exceed 1% of the gross income from the property.

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If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as

“rents from real property”; if this 15% threshold is exceeded, then the rent attributable to personal property will not so qualify. The portion of rental income treated as attributable to personal property is determined according to the ratio of the fair market value of the personal property to the total fair market value of the real and personal property that is rented. While this 15% test generally is applied separately to each lease of real property, Treasury regulations provide that the test may be applied on an aggregate basis at a multi-tenanted facility with substantially similar leases, such that the aggregate rents received or accrued at the facility under substantially similar leases are tested by reference to the ratio of the fair market value of all rented personal property under such leases to the total fair market value of all rented real and personal property under such leases.

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In addition, “rents from real property” includes both charges we receive for services customarily rendered in connection with the rental of comparable real property in the same geographic area, as well as, in the opinion of our tax counsel Sullivan & Worcester LLP and although the matter is not free from doubt, charges we receive for services provided by our TRSs that are not geographically customary whether or not the charges are separately stated. We believe that our revenues from TRS-provided services qualify as “rents from real property” for one or both of these reasons.

With respect to many of the services we render at our tower sites, data centers and other facilities, we believe that these services have been and are of the type that are usually or customarily performed in connection with the rental of tower space, colocation space and other real property in the relevant geographic areas and that can be performed by a tax-exempt organization without generating UBTI, and that these services thus satisfy both of the above customary standards above so that we may provide them without utilizing a TRS. Therefore, we believe that our provision of these customary services has not and will not cause rents and customary services revenues received with respect to our properties to fail to qualify as “rents from real property.” Impermissible tenant services at tower sites, data centers and other facilities generally have been and are expected to be provided by one or more independent contractors or TRSs under appropriate arrangements in order to avoid jeopardizing the qualification of our rental and related services revenues as “rents from real property.” We may provide de minimis levels of impermissible tenant services directly where the consideration we receive or accrue from such services does not materially adversely affect our ability to satisfy both the 75% and 95% gross income tests. If, contrary to our expectation, the IRS or a court were to determine that one or more services we provide to our tenants directly (and not through an independent contractor or a TRS) constitute impermissible tenant services, and that the amount of gross receipts we receive that is attributable to the provision of such services during a taxable year at a site or facility exceeds 1% of all gross receipts we received or accrued during such taxable year with respect to that site or facility, then all of the rents from that site or facility for such taxable year will be nonqualifying income for purposes of the 75% and 95% gross income tests. Although rents at any one site or facility are generally immaterial to our compliance with the 75% and 95% gross income tests, a finding by the IRS or a court of sufficient impermissible tenant services at a large number of sites or facilities could possibly jeopardize our ability to comply with the 95% gross income test, and, in an extreme case, possibly even jeopardize our ability to comply with the 75% gross income test. Under those circumstances, however, we expect that we would qualify for the gross income tests’ relief provision described below, and thereby would preserve our qualification for taxation as a REIT; however, the penalty taxes associated with this relief could be material.

In applying the above criteria, each lease or license of space is evaluated separately from each other lease or license, except that the 1% threshold for impermissible tenant services is applied on a site-by-site basis, as described above. For purposes of Section 856 of the Code, we believe that each site license under our master license agreements may be tested separately from each other site license under the above criteria, and we have received a private letter ruling from the IRS to that effect.

With respect to any foreign properties, we have maintained, and will continue to maintain, appropriate books and records for our foreign properties in applicable local currencies. Accordingly, for federal income tax purposes, including presumably the 75% and 95% gross income tests summarized above, our income, gains and losses from our foreign operations that are not held in TRSs will generally be calculated first in the applicable local currency, and then translated into U.S. dollars at appropriate exchange rates as necessary. On the periodic repatriation of monies from such foreign operations to the United States, we will be required to recognize foreign exchange gains or losses; however, we believe that the foreign exchange gains we recognize from repatriation generally will constitute “real estate foreign exchange gains” under Section 856(n)(2) of the Code, and will thus be excluded from the 75% and 95% gross income tests summarized above.

In addition, when we own interests in entities that are “controlled foreign corporations” for federal income tax purposes (“CFCs”), we are deemed to receive our allocable share of certain income (referred to as “Subpart F Income”) earned by such CFCs whether or not that income is actually distributed to us. Numerous exceptions apply in determining whether an item of income is Subpart F Income, including exceptions for rent received from an unrelated person and derived in the active conduct of a trade or business. Rents from real property are generally treated as earned in an active trade or business if the landlord/licensor regularly performs active and substantial management and operational functions with respect to the property while it is leased or licensed, but only if such activities are performed through the landlord/licensor’s own officers or staff of employees. We believe that our CFCs generally satisfy this active rental exception, and accordingly we have not recognized and do not expect to recognize material amounts of Subpart F Income. Further, we must also include in gross income the “global intangible low-taxed income” in respect of our CFCs. Pursuant to administrative guidance from the IRS, our “global intangible low-taxed income” and any Subpart F Income that we recognize qualifies under the 95% gross income test. However, we do not believe that our “global intangible low-taxed income” or our Subpart F Income qualifies under the 75% gross income test.

Other than sales of foreclosure property, any gain that we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business, together known as dealer gains, may be treated as income from a prohibited transaction that is subject to a penalty tax at a 100% rate. The 100% tax does not apply to gains from the sale of property that is held through a TRS, although such income will be subject to tax in the hands of the TRS at regular corporate income tax rates; we may therefore utilize our TRSs in transactions in which we might otherwise recognize dealer gains. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding each particular transaction. Sections 857(b)(6)(C) and (E) of the Code provide safe harbors pursuant to which limited sales of real property held for at least two years and meeting specified additional requirements will not be treated as prohibited transactions. However, compliance with the safe harbors is not always achievable in practice. We attempt to structure our activities to avoid transactions that are prohibited transactions, or otherwise conduct such activities through TRSs; but, there can be no assurance as to whether the IRS might successfully assert that one or more of our dispositions is subject to the 100% penalty tax. Gains subject to the 100% penalty tax are excluded from the 75% and 95% gross income tests, whereas real property gains that are not dealer gains or that are exempted from the 100% penalty tax on account of the safe harbors are considered qualifying gross income for purposes of the 75% and 95% gross income tests.

We believe that any gain from dispositions of assets that we have recognized, or will recognize, in connection with our disposition of assets or other transactions, including through any partnerships, will generally qualify as income that satisfies the 75% and 95% gross income tests, and will not be dealer gains or subject to the 100% penalty tax. This is because our general intent has been and is to: (a) own and use our assets with a view to long-term income production and capital appreciation; (b) engage in the business of developing, owning, leasing and managing our existing towers and other properties and acquiring, developing, owning, leasing and managing new towers and properties; and (c) make occasional dispositions of our assets consistent with our long-term ownership objectives.

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test in any taxable year, we may nevertheless qualify for taxation as a REIT for that year if we satisfy the following requirements: (a) our failure to meet the test is due to reasonable cause and not due to willful neglect; and (b) after we identify the failure, we file a schedule describing each item of our gross income included in the 75% gross income test or the 95% gross income test for that taxable year. Even if this relief provision does apply, a 100% tax is imposed upon the greater of the amount by which we failed the 75% gross income test or the amount by which we failed the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year. This relief provision may apply to a failure of the applicable income tests even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

Based on the discussion above, we believe that we have satisfied, and will continue to satisfy, the 75% and 95% gross income tests outlined above on a continuing basis beginning with our first taxable year as a REIT.

Asset Tests. At the close of each calendar quarter of each taxable year, we must also satisfy the following asset percentage tests in order to qualify for taxation as a REIT for federal income tax purposes:

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At least 75% of the value of our total assets must consist of “real estate assets,” defined as real property (including interests in real property and interests in mortgages on real property or on interests in real property), ancillary personal property to the extent that rents attributable to such personal property are treated as rents from real property in accordance with the rules described above, cash and cash items, shares in other REITs, debt instruments issued by “publicly offered REITs” as defined in Section 562(c)(2) of the Code, government securities and temporary investments of new capital (that is, any stock or debt instrument that we hold that is attributable to any amount received by us (a) in exchange for our stock or (b) in a public offering of our five-year or longer debt instruments, but in each case only for the one-year period commencing with our receipt of the new capital).

•	Not more than 25% of the value of our total assets may be represented by securities other than those securities that count favorably toward the preceding 75% asset test.

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Of the investments included in the preceding 25% asset class, the value of any one non-REIT issuer’s securities that we own may not exceed 5% of the value of our total assets. In addition, we may not own more than 10% of the vote or value of any one non-REIT issuer’s outstanding securities, unless the securities are “straight debt” securities or otherwise excepted as described below. Our stock and other securities in a TRS are exempted from these 5% and 10% asset tests.

•	Not more than 20% of the value of our total assets may be represented by stock or other securities of our TRSs.

•	Not more than 25% of the value of our total assets may be represented by “nonqualified publicly offered REIT debt instruments” as defined in Section 856(c)(5)(L)(ii) of the Code.

Our tax counsel, Sullivan & Worcester LLP, is of the opinion that, although the matter is not free from doubt, our investments in the equity or debt of a TRS of ours, to the extent that and during the period in which they qualify as temporary investments of new capital, will be treated as real estate assets, and not as securities, for purposes of the above REIT asset tests.

Consistent with a private letter ruling we have received from the IRS and subsequently finalized Treasury regulations, we have developed, and our board of directors has adopted and utilized, a valuation model that determines the portions of our intangible assets that are derived from and inseparable from our real property and our rental businesses. For purposes of the above REIT asset tests, the fair market values of our assets are as determined by our board of directors in good faith.

The above REIT asset tests must be satisfied at the close of each calendar quarter of each taxable year as a REIT. After a REIT meets the asset tests at the close of any quarter, it will not lose its qualification for taxation as a REIT in any subsequent quarter solely because of fluctuations in the values of its assets, including if the fluctuations are caused by changes in the foreign currency exchange rate used to value any foreign assets. This grandfathering rule may be of limited benefit to a REIT such as us that makes periodic acquisitions of both qualifying and nonqualifying REIT assets. When a failure to satisfy the above asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.

In addition, if we fail the 5% asset test, the 10% vote test or the 10% value test at the close of any quarter and we do not cure such failure within 30 days after the close of that quarter, that failure will nevertheless be excused if (a) the failure is de minimis and (b) within 6 months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy the 5% asset test, the 10% vote test and the 10% value test. For purposes of this relief provision, the failure will be de minimis if the value of the assets causing the failure does not exceed $10,000,000. If our failure is not de minimis, or if any of the other REIT asset tests have been violated, we may nevertheless qualify for taxation as a REIT if (a) we provide the IRS with a description of each asset causing the failure, (b) the failure was due to reasonable cause and not willful neglect, (c) we pay a tax equal to the greater of (1) $50,000 or (2) the highest regular corporate income tax rate imposed on the net income generated by the assets causing the failure during the period of the failure, and (d) within 6 months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy all of the REIT asset tests. These relief provisions may apply to a failure of the applicable asset tests even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

The Code also provides an excepted securities safe harbor to the 10% value test that includes among other items (a) “straight debt” securities, (b) specified rental agreements in which payment is to be made in subsequent years, (c) any obligation to pay “rents from real property,” (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of or payments from a nongovernmental entity, and (e) any security issued by another REIT. In addition, any debt instrument issued by an entity classified as a partnership for federal income tax purposes, and not otherwise excepted from the definition of a security for purposes of the above safe harbor, will not be treated as a security for purposes of the 10% value test if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test.

We have maintained and will continue to maintain records of the value of our assets to document our compliance with the above asset tests, and we intend to take actions as may be required to cure any failure to satisfy the tests within 30 days after the close of any quarter or within the six month periods described above.

Based on the discussion above, we believe that we have satisfied, and will continue to satisfy, the REIT asset tests outlined above on a continuing basis beginning with our first taxable year as a REIT.

Annual Distribution Requirements. In order to qualify for taxation as a REIT under the Code, we are required to make annual distributions other than capital gain dividends to our stockholders in an amount at least equal to the excess of:

(1)	the sum of 90% of our “real estate investment trust taxable income” and 90% of our net income after tax, if any, from property received in foreclosure, over

(2)

the amount by which our noncash income (e.g., imputed rental income or income from transactions inadvertently failing to qualify as like-kind exchanges) exceeds 5% of our “real estate investment trust taxable income.”

For these purposes, our “real estate investment trust taxable income” is as defined under Section 857 of the Code and is computed without regard to the dividends paid deduction and our net capital gain and will generally be reduced by specified corporate-level income taxes that we pay (e.g., taxes on built-in gains or depreciation recapture income).

The Code generally limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to specified exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to that year’s 30% limitation. Provided a taxpayer makes an election (which is irrevocable), the limitation on the deductibility of net interest expense does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operation, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. When this election is made, specified depreciable real property (including specified improvements) held by the electing real property trade or business must be depreciated under the alternative depreciation system under the Code, which generally imposes longer class lives. Treasury regulations provide that a real property trade or business includes a trade or business conducted by a REIT. We have made an election to be treated as a real property trade or business and accordingly do not expect the foregoing interest deduction limitations to apply to us or to the calculation of our “real estate investment trust taxable income.”

Distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our federal income tax return for the earlier taxable year and if paid on or before the first regular distribution payment after that declaration. If a dividend is declared in October, November or December to stockholders of record during one of those months and is paid during the following January, then for federal income tax purposes such dividend will be treated as having been both paid and received on December 31 of the prior taxable year to the extent of any undistributed earnings and profits.

The 90% distribution requirements may be waived by the IRS if a REIT establishes that it failed to meet them by reason of distributions previously made to meet the requirements of the 4% excise tax described below.

To the extent that we do not distribute all of our net capital gain and all of our “real estate investment trust taxable income,” as adjusted, we will be subject to federal income tax at regular corporate income tax rates on undistributed amounts. In addition, we will be subject to a 4% nondeductible excise tax to the extent we fail within a calendar year to make required distributions to our stockholders of 85% of our ordinary income and 95% of our capital gain net income plus the excess, if any, of the “grossed up required distribution” for the preceding calendar year over the amount treated as distributed for that preceding calendar year. For this purpose, the term “grossed up required distribution” for any calendar year is the sum of our taxable income for the calendar year without regard to the deduction for dividends paid and all amounts from earlier years that are not treated as having been distributed under the provision. We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax.

We may be able to rectify a failure to pay sufficient dividends for any year by paying “deficiency dividends” to stockholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements and our dividends paid deduction, it will be treated as an additional distribution to the stockholders receiving it in the year such dividend is paid.

In addition to the other distribution requirements above, to preserve our qualification for taxation as a REIT we are required to timely distribute all C corporation earnings and profits that we inherit from acquired corporations, as described below.

We may elect to retain, rather than distribute, some or all of our net capital gain and pay income tax on such gain. If we so elect by making a timely designation to our stockholders, our stockholders would include their proportionate share of such undistributed capital gain in their taxable income, and they would receive a corresponding credit for their share of the federal corporate income tax that we pay thereon. Our stockholders would then increase the adjusted tax basis of their stock by the difference between (a) the amount of capital gain dividends that we designated and that they included in their taxable income, and (b) the tax that we paid on their behalf with respect to that capital gain.

Acquisitions of C Corporations. From and after our first taxable year as a REIT, we have engaged in and may in the future engage in transactions where we acquire all of the outstanding stock of a C corporation. From and after our first taxable year as a REIT, except to the extent we have made or do make an applicable TRS election, each of our acquired entities and their various wholly-owned corporate and noncorporate subsidiaries generally became or will become our QRSs. Thus, after such acquisitions, all assets, liabilities and items of income, deduction and credit of the acquired and then disregarded entities have been and will be treated as ours for purposes of the various REIT qualification tests described above. In addition, we generally have been and will be treated as the successor to the acquired (and then disregarded) entities’ federal income tax attributes, such as those entities’ (a) adjusted tax bases in their assets and their depreciation schedules; and (b) earnings and profits for federal income tax purposes, if any. The carryover of these attributes creates REIT implications such as built-in gains tax exposure and additional distribution requirements, as described below. However, when we make an election under Section 338(g) of the Code with respect to corporations that we acquire, we generally will not be subject to such attribute carryovers in respect of attributes existing prior to such election.

In addition, when we liquidate a TRS, convert a TRS to a QRS, or combine a TRS with an existing QRS, this generally constitutes a tax-free liquidation of the TRS into us, and we generally succeed to the former TRS’s tax attributes such as adjusted tax bases, depreciation schedules, and earnings and profits. The carryover of these attributes creates REIT implications such as built-in gains tax exposure and additional distribution requirements, as described below.

Built-in Gains from C Corporations. Notwithstanding our qualification and taxation as a REIT, under specified circumstances we may be subject to corporate income taxation if we acquire a REIT asset where our adjusted tax basis in the asset is determined by reference to the adjusted tax basis of the asset as owned by a C corporation (such as an asset that we hold in a QRS following the liquidation or other conversion of a former TRS). For instance, we have engaged in transactions (and may in the future engage in transactions) where we may be subject to federal income taxation on all or part of the built-in gain that was present on the last date an asset was owned by a C corporation, if we succeeded to a carryover tax basis in that asset directly or indirectly from such C corporation and if we sold the asset during the five-year period beginning on the day the asset ceased being owned by such C corporation. In addition, if any assets so acquired are depreciated as personal property rather than real property, we may file appropriate accounting method changes in order that applicable assets will be depreciated in a fashion more commensurate with their status as real property under Section 856 of the Code. The depreciation recapture resulting under Section 481(a) of the Code from these accounting method changes will be subject to applicable federal corporate income tax liability, including under Sections 337(d) and 1374 of the Code. We generally do not expect our occasional sale of assets to have resulted in (or in the future result in) the imposition of a material built-in gains tax liability. If and when we do sell assets that may have associated built-in gains tax exposure, then we intend to make appropriate provision for the associated tax liabilities on our financial statements.

Earnings and Profits. Following a liquidation of a TRS or other corporate acquisition, we must generally distribute all of the C corporation earnings and profits inherited in that transaction, if any, no later than the end of our taxable year in which the transaction occurs, in order to preserve our qualification for taxation as a REIT. However, if we fail to do so, relief provisions would allow us to maintain our qualification for taxation as a REIT provided we distribute any subsequently discovered C corporation earnings and profits and pay an interest charge in respect of the period of delayed distribution. C corporation earnings and profits that we inherit are, in general, specially allocated under a priority rule to the earliest possible distributions following the event causing the inheritance, and only then is the balance of our earnings and profits for the taxable year allocated among our distributions to the extent not already treated as a distribution of C corporation earnings and profits under the priority rule. Special rules apply if we liquidate a foreign TRS, including as to the federal income tax bases in the assets that carry over to us, and as to the foreign earnings and profits which we must generally include as additional, recognized dividend income that counts favorably toward the 95% gross income test but not the 75% gross income test. In general, we will be required to distribute to our stockholders as additional dividend income, by the end of our taxable year in which the liquidation or conversion occurs, the accumulated earnings and profits of the liquidated foreign TRS.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO HOLDERS

OF OUR STOCK

The following summary of U.S. federal income tax considerations is based on existing law, and is limited to matters relating to the acquisition, ownership and disposition of our stock. The opinion of our tax counsel, Sullivan & Worcester LLP, attached hereto as Exhibit 8.1, addresses these considerations, as set forth in this summary. Our tax counsel’s opinions are conditioned (a) upon the assumption that our Certificate of Incorporation, communications site licenses, and all other applicable legal documents to which we have been or are a party have been and will be complied with by all parties to those documents, (b) upon the accuracy and completeness of the factual matters described in this prospectus, (c) upon private letter rulings issued to us by the IRS as to certain federal income tax matters, (d) upon representations made by us to the IRS in connection with those rulings and (e) upon other representations made by us to our tax counsel as to certain factual matters relating to our organization and operations and our expected manner of operation. If this assumption or a description or representation is inaccurate or incomplete, our tax counsel’s opinions may be adversely affected and may not be relied upon. The opinions of our tax counsel are based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect. Given the highly complex nature of the rules governing REITs and their stockholders, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Sullivan & Worcester LLP or us regarding the continuing accuracy of the matters in this summary. Any opinion of Sullivan & Worcester LLP will be expressed as of the date issued. Our tax counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Also, the opinions of our tax counsel are not binding on either the IRS or a court, and either could take a position different from that expressed by our tax counsel. A discussion of the specific U.S. federal income tax considerations that may be relevant to persons considering the purchase of common stock, preferred stock, warrants, purchase contracts, units or depositary shares will be included in the applicable prospectus supplement relating to such securities’ issuance.

The sections of the Code that govern the federal income tax consequences of acquiring, owning and disposing of stock in a REIT are complex. This section contains a summary of applicable Code provisions, related rules and regulations, and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Future legislative, judicial or administrative actions or decisions could also affect the accuracy of statements made in this summary. In addition, this summary is not exhaustive of all possible tax consequences, and does not discuss any estate, gift, state, local or foreign tax consequences or the Medicare tax on net investment income. For all these reasons, we urge any holder of or prospective acquiror of our stock to consult their own tax advisor about the federal income tax and other tax consequences of the acquisition, ownership and disposition of our stock. Our intentions and beliefs described in this summary are based upon our understanding of applicable laws and regulations that are in effect as of the date of this prospectus. If new laws or regulations are enacted which impact us directly or indirectly, we may change our intentions or beliefs.

The summary is based on existing law, and is limited to investors who acquire and own shares of our stock as investment assets rather than as inventory or as property used in a trade or business. It does not address tax considerations applicable to an investor that may be subject to special tax rules under federal income tax law, such as:

•	a bank, insurance company, or other financial institution;

•	a regulated investment company or REIT;

•	a subchapter S corporation;

•	a broker, dealer or trader in securities or foreign currencies;

•	a person that marks-to-market our stock for U.S. federal income tax purposes;

•	a U.S. stockholder (as defined below) that has a functional currency other than the U.S. dollar;

•	a person that acquires or owns our stock in connection with employment or other performance of services;

•	a person subject to alternative minimum tax;

•

a person that acquires or owns our stock as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction;

•	a person that owns 10% or more (by vote or value, directly or constructively under the Code) of any class of our stock;

•	a U.S. expatriate;

•	a non-U.S. stockholder (as defined below) whose investment in our stock is effectively connected with the conduct of a trade or business in the United States;

•	a nonresident alien individual present in the United States for 183 days or more during an applicable taxable year;

•	a “qualified shareholder” (as defined in Section 897(k)(3)(A) of the Code);

•	a “qualified foreign pension fund” (as defined in Section 897(l)(2) of the Code) or any entity wholly owned by one or more qualified foreign pension funds; or

•	except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

Investors subject to special tax accounting rules under Section 451(b) of the Code may be subject to special rules not discussed below, and such investors are encouraged to consult with their own tax advisors regarding the application and federal income tax consequences of these rules. Further, all investors considering purchasing our stock are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situation as well as any consequences of the purchase, ownership and disposition of our stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Your federal income tax consequences generally will differ depending on whether or not you are a “U.S. stockholder.” For purposes of this summary, a “U.S. stockholder” is a beneficial owner of our stock that is:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

•	an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust whose status as a U.S. stockholder is not overridden by an applicable tax treaty. Conversely, a “non-U.S. stockholder” is a beneficial owner of our stock that is not an entity (or other arrangement) treated as a partnership for federal income tax purposes and is not a U.S. stockholder.

If any entity (or other arrangement) treated as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partnership. Any entity (or other arrangement) treated as a partnership for federal income tax purposes that is a holder of our stock and the partners in such a partnership (as determined for federal income tax purposes) are urged to consult their own tax advisors about the federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of our stock.

If we fail to qualify for taxation as a REIT in any year or terminate or revoke our REIT election, our stockholders will be subject to tax in the same manner as stockholders of a regular C corporation. In that event, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders will generally be taxable as ordinary dividends potentially eligible for preferential tax rates described below and, for our corporate stockholders and subject to limitations in the Code, will be eligible for the dividends received deduction.

Distributions to Our Stockholders

As described above, we expect to make distributions to our stockholders from time to time. These distributions may include cash distributions, in-kind distributions of property, and deemed or constructive distributions resulting from capital market activities. The U.S. federal income tax treatment of our distributions will vary based on the status of the recipient stockholder as more fully described below under the headings “—Taxation of Taxable U.S. Stockholders,” “—Taxation of Tax-Exempt U.S. Stockholders,” and “—Taxation of Non-U.S. Stockholders.”

Section 302 of the Code treats a redemption of our stock for cash only as a distribution under Section 301 of the Code, taxable as a dividend to the extent of our available current or accumulated earnings and profits, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the shares of our stock. The redemption for cash only will be treated as a sale or exchange if it (a) is “substantially disproportionate” with respect to the surrendering stockholder’s ownership in us, (b) results in a “complete termination” of the surrendering stockholder’s entire share interest in us, or (c) is “not essentially equivalent to a dividend” with respect to the surrendering stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, a stockholder must generally take into account shares of our stock considered to be owned by such stockholder by reason of constructive ownership rules set forth in the Code, as well as shares of our stock actually owned by such stockholder. In addition, if a redemption is treated as a distribution under the preceding tests, then a stockholder’s tax basis in the redeemed shares of our stock generally will be transferred to the stockholder’s remaining shares of our stock, if any, and if such stockholder owns no other shares of our stock, such basis generally may be transferred to a related person or may be lost entirely. Because the determination as to whether a stockholder will satisfy any of the tests of Section 302(b) of the Code depends upon the facts and circumstances at the time that shares of our stock are redeemed, we urge you to consult your own tax advisor to determine your particular tax treatment of any redemption.

Taxation of Taxable U.S. Stockholders

For noncorporate U.S. stockholders, to the extent that their total adjusted income does not exceed applicable thresholds, the maximum federal income tax rate for long-term capital gains and most corporate dividends is generally 15%. For those noncorporate U.S. stockholders whose total adjusted income exceeds the applicable thresholds, the maximum federal income tax rate for long-term capital gains and most corporate dividends is generally 20%. However, because we are not generally subject to federal income tax on the portion of our “real estate investment trust taxable income” distributed to our stockholders, dividends on our stock generally are not eligible for these preferential tax rates, except that any distribution of C corporation earnings and profits, taxed built-in gain items and recognized dividend income in respect of foreign earnings and profits from qualifying TRSs will potentially be eligible for these preferential tax rates for qualified dividend income. As a result, our ordinary dividends are generally taxed at the higher federal income tax rates applicable to ordinary income (subject to the lower effective tax rates applicable to qualified REIT dividends via the deduction-without-outlay mechanism of Section 199A of the Code, which is generally available for taxable years before 2026 to our noncorporate U.S. stockholders that meet specified holding period requirements, and which may or may not be extended by legislation to 2026 or later taxable years). To summarize, the preferential federal income tax rates for long-term capital gains and for qualified dividends generally apply to:

(1)	long-term capital gains, if any, recognized on the disposition of shares of our stock;

(2)

our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation recapture, in which case the distributions are subject to a maximum 25% federal income tax rate);

(3)	our dividends attributable to dividend income, if any, received by us from C corporations such as domestic TRSs and qualifying foreign TRSs;

(4)	our dividends attributable to earnings and profits that we inherit from C corporations; and

(5)

our dividends to the extent attributable to income upon which we have paid federal corporate income tax (such as sale gains subject to taxes on built-in gains), net of the corporate income taxes thereon.

As long as we qualify for taxation as a REIT, a distribution to our U.S. stockholders that we do not designate as a capital gain dividend generally will be treated as an ordinary income dividend to the extent of our available current or accumulated earnings and profits (subject to the lower effective tax rates applicable to qualified REIT dividends via the deduction-without-outlay mechanism of Section 199A of the Code, which is generally available for taxable years before 2026 to our noncorporate U.S. stockholders that meet specified holding period requirements). Distributions made out of our current or accumulated earnings and profits that we properly designate as capital gain dividends generally will be taxed as long-term capital gains, as described below, to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate U.S. stockholders may be required to treat up to 20% of any capital gain dividend as ordinary income under Section 291 of the Code.

In addition, we may elect to retain net capital gain income and treat it as constructively distributed. In that case:

(1)	we will be taxed at regular corporate capital gains tax rates on retained amounts;

(2)	each of our U.S. stockholders will be taxed on its designated proportionate share of our retained net capital gains as though that amount was distributed and designated as a capital gain dividend;

(3)	each of our U.S. stockholders will receive a credit or refund for its designated proportionate share of the tax that we pay;

(4)

each of our U.S. stockholders will increase its adjusted basis in our stock by the excess of the amount of its proportionate share of these retained net capital gains over the U.S. stockholder’s proportionate share of the tax that we pay; and

(5)	both we and our corporate stockholders will make commensurate adjustments in our respective earnings and profits for federal income tax purposes.

If we elect to retain our net capital gains in this fashion, we will notify our U.S. stockholders of the relevant tax information within 60 days after the close of the affected taxable year.

If for any taxable year we designate capital gain dividends for our U.S. stockholders, then a portion of the capital gain dividends we designate will be allocated to the holders of a particular class of stock on a percentage basis equal to the ratio of the amount of the total dividends paid or made available for the year to the holders of that class of stock to the total dividends paid or made available for the year to holders of all outstanding classes of our stock. We will similarly designate the portion of any dividend that is to be taxed to noncorporate U.S. stockholders at preferential maximum rates (including any qualified dividend income and any capital gains attributable to real estate depreciation recapture that are subject to a maximum 25% federal income tax rate) so that the designations will be proportionate among all outstanding classes of our stock.

Distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the U.S. stockholder’s adjusted tax basis in our stock, but will reduce the U.S. stockholder’s basis in such stock. To the extent that these excess distributions exceed a U.S. stockholder’s adjusted basis in such stock, they will be included in income as capital gain, with long-term gain generally taxed to noncorporate U.S. stockholders at preferential maximum rates. No U.S. stockholder may include on its federal income tax return any of our net operating losses or any of our capital losses. In addition, no portion of any of our dividends is eligible for the dividends received deduction for corporate stockholders.

If a dividend is declared in October, November or December to stockholders of record during one of those months and is paid during the following January, then for federal income tax purposes the dividend will be treated as having been both paid and received on December 31 of the prior taxable year to the extent of any undistributed earnings and profits.

The preferential tax rates available to noncorporate U.S. stockholders for qualified dividend income are not available unless the stock on which an otherwise qualifying dividend is paid has been held for 61 days or more during the 121-day period beginning 60 days before the date on which the stock becomes ex-dividend. For purposes of calculating this 61-day holding period, any period in which the stockholder has an option to sell, is under a contractual obligation to sell or has made and not closed a short sale of our stock, has granted certain options to buy substantially identical stock or securities, or holds one or more other positions in substantially similar or related property that diminishes the risk of loss from holding our stock, will not be counted toward the required holding period.

A U.S. stockholder will generally recognize gain or loss equal to the difference between the amount realized and the U.S. stockholder’s adjusted basis in our stock that is sold or exchanged. This gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. stockholder’s holding period in the stock exceeds one year. In addition, any loss upon a sale or exchange of our stock held for six months or less will generally be treated as a long-term capital loss to the extent of any long-term capital gain dividends we paid on such stock during the holding period.

If a U.S. stockholder recognizes a loss upon a disposition of our stock in an amount that exceeds certain thresholds beginning as low as $2,000,000 (and currently described in more detail in the instructions to IRS Form 8886), it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. Failure to comply with these requirements could result in significant penalties.

Noncorporate U.S. stockholders who borrow funds to finance their acquisition of our stock could be limited in the amount of deductions allowed for the interest paid on the indebtedness incurred. Under Section 163(d) of the Code, interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the investor’s net investment income. A U.S. stockholder’s net investment income will include ordinary income dividend distributions received from us and, only if an appropriate election is made by the U.S. stockholder, capital gain dividend distributions and qualified dividends received from us; however, distributions treated as a nontaxable return of the stockholder’s basis will not enter into the computation of net investment income.

Taxation of Tax-Exempt U.S. Stockholders

The rules governing the federal income taxation of tax-exempt entities are complex, and the following discussion is intended only as a summary of material considerations of an investment in our stock relevant to such investors. If you are a tax-exempt stockholder, we urge you to consult your own tax advisor to determine the impact of federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in our stock.

We expect that stockholders that are tax-exempt pension plans, individual retirement accounts or other qualifying tax-exempt entities, and that receive (a) distributions from us, or (b) proceeds from the sale of our stock, should not have such amounts treated as UBTI, provided in each case (x) that the stockholder has not financed its acquisition of our stock with “acquisition indebtedness” within the meaning of the Code, (y) that the stock is not otherwise used in an unrelated trade or business of the tax-exempt entity, and (z) that, consistent with our present intent, we do not hold a residual interest in a real estate mortgage investment conduit or otherwise hold mortgage assets or conduct mortgage securitization activities that generate “excess inclusion” income.

Taxation of Non-U.S. Stockholders

The rules governing the U.S. federal income taxation of non-U.S. stockholders are complex, and the following discussion is intended only as a summary of material considerations of an investment in our stock relevant to such investors. If you are a non-U.S. stockholder, we urge you to consult your own tax advisor to determine the impact of U.S. federal, state, local and foreign tax laws, including any tax return filing and other reporting requirements, with respect to your acquisition of or investment in our stock.

We expect that a non-U.S. stockholder’s receipt of (a) distributions from us, and (b) proceeds from the sale of our stock, will not be treated as income effectively connected with a U.S. trade or business and a non-U.S. stockholder will therefore not be subject to the often higher federal tax and withholding rates, branch profits taxes and increased reporting and filing requirements that apply to income effectively connected with a U.S. trade or business. This expectation and a number of the determinations below are predicated on our stock (including our common stock) being listed on a U.S. national securities exchange, such as the NYSE. Each class of our stock has been listed on a U.S. national securities exchange; however, we can provide no assurance that our common stock will continue to be so listed in future taxable years or that any class of our stock that we may issue in the future will be so listed.

Distributions. A distribution by us to a non-U.S. stockholder that is not designated as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of our current or accumulated earnings and profits. A distribution of this type will generally be subject to U.S. federal income tax and withholding at the rate of 30%, or at a lower rate if the non-U.S. stockholder has in the manner prescribed by the IRS demonstrated to the applicable withholding agent its entitlement to benefits under a tax treaty. Because we cannot determine our current and accumulated earnings and profits until the end of the taxable year, withholding at the statutory rate of 30% or applicable lower treaty rate will generally be imposed on the gross amount of any distribution to a non-U.S. stockholder that we make and do not designate as a capital gain dividend. Notwithstanding this potential withholding on distributions in excess of our current and accumulated earnings and profits, these excess portions of distributions are a nontaxable return of capital to the extent that they do not exceed the non-U.S. stockholder’s adjusted basis in our stock, and the nontaxable return of capital will reduce the adjusted basis in such stock. To the extent that distributions in excess of our current and accumulated earnings and profits exceed the non-U.S. stockholder’s adjusted basis in our stock, the distributions will give rise to federal income tax liability only in the unlikely event that the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or exchange of such stock, as described below under the heading “—Dispositions of Our Stock.” A non-U.S. stockholder may seek a refund from the IRS of amounts withheld on distributions to it in excess of such stockholder’s allocable share of our current and accumulated earnings and profits.

For so long as a class of our stock is listed on a U.S. national securities exchange, capital gain dividends that we declare and pay to a non-U.S. stockholder on shares of that class of stock, as well as dividends to a non-U.S. stockholder on shares of that class of stock attributable to our sale or exchange of “United States real property interests” within the meaning of Section 897 of the Code (“USRPIs”) will not be subject to withholding as though those amounts were effectively connected with a U.S. trade or business, and non-U.S. stockholders will not be required to file U.S. federal income tax returns or pay branch profits tax in respect of these dividends. Instead, these dividends will generally be treated as ordinary dividends and subject to withholding in the manner described above.

Tax treaties may reduce the withholding obligations on our distributions. Under some treaties, however, rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets specified additional conditions. A non-U.S. stockholder must generally use an applicable IRS Form W-8, or substantially similar form, to claim tax treaty benefits. If the amount of tax withheld with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. federal income tax liability with respect to the distribution, the non-U.S. stockholder may file for a refund of the excess from the IRS. Treasury regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, our distributions to a non-U.S. stockholder that is an entity should be treated as paid to the entity or to those owning an interest in that entity, and whether the entity or its owners are entitled to benefits under the tax treaty.

If, contrary to our expectation, a class of our stock was not listed on a U.S. national securities exchange and we made a distribution on that stock that was attributable to gain from the sale or exchange of a USRPI, then a non-U.S. stockholder holding that stock would be taxed as if the distribution was gain effectively connected with a trade or business in the United States conducted by the non-U.S. stockholder. In addition, the applicable withholding agent would be required to withhold from a distribution to such a non-U.S. stockholder, and remit to the IRS, up to 21% of the maximum amount of any distribution that was or could have been designated as a capital gain dividend. The non-U.S. stockholder also would generally be subject to the same treatment as a U.S. stockholder with respect to the distribution (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual), would be subject to fulsome U.S. federal income tax return reporting requirements, and, in the case of a corporate non-U.S. stockholder, may owe the up to 30% branch profits tax under Section 884 of the Code (or lower applicable tax treaty rate) in respect of these amounts.

Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gain in respect of our shares that are held by non-U.S. stockholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. stockholder would be able to offset as a credit against its resulting U.S. federal income tax liability its proportionate share of the tax paid by us on the undistributed capital gain treated as distributed to the non-U.S. stockholder, and receive from the IRS a refund to the extent its proportionate share of the tax paid by us were to exceed the non-U.S. stockholder’s actual U.S. federal income tax liability on such deemed distribution. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. stockholder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Stock. If, as expected, our stock is not a USRPI, then a non-U.S. stockholder’s gain on the sale of our stock generally will not be subject to U.S. federal income taxation or withholding. We expect that our stock will not be a USRPI because one or both of the following exemptions will be available at all times.

First, for so long as a class of our stock is listed on a U.S. national securities exchange, a non-U.S. stockholder’s gain on the sale of that stock will not be subject to U.S. federal income taxation as a sale of a USRPI. Second, shares of our stock will not constitute USRPIs if we are a “domestically controlled” REIT. We will be a “domestically controlled” REIT if less than 50% of the value of our stock (including any future class of stock that we may issue) is held, directly or indirectly, by non-U.S. stockholders at all times during the preceding five years, after applying specified presumptions regarding the ownership of shares of our stock as described in Section 897(h)(4)(E) of the Code. For these purposes, we believe that the statutory ownership presumptions apply to validate our status as a “domestically controlled” REIT. Accordingly, we believe that we are and will remain a “domestically controlled” REIT.

If, contrary to our expectation, a gain on the sale of our stock is subject to U.S. federal income taxation (for example, because neither of the above exemptions were then available, i.e., that class of our stock was not then listed on a U.S. national securities exchange and we were not a “domestically controlled” REIT), then (a) a non-U.S. stockholder would generally be subject to the same treatment as a U.S. stockholder with respect to its gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), (b) the non-U.S. stockholder would also be subject to fulsome U.S. federal income tax return reporting requirements, and (c) a purchaser of that class of our stock from the non-U.S. stockholder may be required to withhold 15% of the purchase price paid to the non-U.S. stockholder and to remit the withheld amount to the IRS.

Information Reporting, Backup Withholding and Foreign Account Withholding

Information reporting, backup withholding and foreign account withholding may apply to distributions or proceeds paid to our stockholders. Information returns will be filed with the IRS in connection with distributions on our stock made to, and proceeds of dispositions of our stock effected by, certain stockholders. In addition, certain U.S. stockholders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. stockholders may be required to comply with applicable certification procedures to establish that they are not U.S. stockholders in order to obtain exemption from backup withholding and any available exemption from information reporting requirements. The amount of any backup withholding from a payment to a U.S. or non-U.S. stockholder will be allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% withholding tax on applicable payments to non-U.S. persons, notwithstanding any otherwise applicable provisions of an income tax treaty. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States owned foreign entities” (each as defined in the Code and administrative guidance thereunder), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding regime generally applies to payments of dividends on our stock. In general, to avoid withholding, any non-U.S. intermediary through which a stockholder owns our stock must establish its compliance with the foregoing regime, and a non-U.S. stockholder must provide specified documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required its direct and indirect U.S. owners. Non-U.S. stockholders and stockholders who hold our stock through a non-U.S. intermediary are urged to consult their own tax advisor regarding foreign account tax compliance.

To satisfy withholding obligations, the applicable withholding agent may collect the amount of U.S. federal tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the stockholder would otherwise receive or own, and the stockholder may bear brokerage or other costs for this withholding procedure.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO HOLDERS OF OUR DEBT SECURITIES

The following summary of U.S. federal income tax considerations is based on existing law, and is limited to matters relating to the purchase of fixed rate debt securities covered by this prospectus. The opinion of our tax counsel, Sullivan & Worcester LLP, attached hereto as Exhibit 8.1, addresses these considerations, as set forth in this summary. Any opinion of Sullivan & Worcester LLP will be expressed as of the date issued. Our tax counsel will have no obligation to advise us or holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Also, the opinions of our tax counsel are not binding on either the IRS or a court, and either could take a position different from that expressed by our tax counsel. A discussion of the specific U.S. federal income tax considerations that may be relevant to persons considering the purchase of convertible debt securities, short-term debt securities (generally, debt securities having maturities of not more than one year), floating rate debt securities or foreign currency debt securities, will be included in the applicable prospectus supplement relating to such securities’ issuance.

This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (potentially with retroactive effect) or possible differing interpretations. This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address tax considerations applicable to an investor that may be subject to special tax rules under federal income tax law, such as:

•	a bank, insurance company, or other financial institution;

•	a regulated investment company or REIT;

•	a subchapter S corporation;

•	an entity classified as a partnership for U.S. federal income tax purposes (and investors in such entities);

•	a broker, dealer or trader in securities or foreign currencies;

•	a U.S. Holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a person that acquires or owns our debt securities in connection with employment or other performance of services;

•	a person subject to alternative minimum tax;

•

a person that acquires or owns debt securities as part of a straddle, hedging transaction, constructive sale transaction, constructive ownership transaction or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction;

•	a nonresident alien individual present in the United States for 183 days or more during an applicable tax year;

•	a U.S. expatriate;

•	any purchasers of debt securities that are holders of any obligations that may be paid using the proceeds from the issuance of the debt securities; or

•	except as specifically described in the following summary, a trust, estate, tax-exempt entity or foreign person.

This summary does not discuss any state, local, foreign or other tax considerations not specifically addressed below or the Medicare tax on net investment income. In addition, prospective purchasers of debt securities who are subject to special tax accounting rules under Section 451(b) of the Code may be subject to special rules not discussed below, and such prospective purchasers are encouraged to consult with their own tax advisors regarding the application and federal income tax consequences of these rules. Further, all prospective purchasers of debt securities should review the accompanying prospectus supplements for summaries of special federal income tax considerations that may be relevant to a particular issue of debt securities, and are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws and other tax consequences to their particular situation.

Your federal income tax consequences generally will differ depending on whether or not you are a “U.S. Holder.” For purposes of this summary, a “U.S. Holder” is a beneficial owner of a debt security that is:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws;

•	an entity treated as a corporation for federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 that has elected to be treated as a domestic trust; whose status as a U.S. Holder is not overridden by an applicable tax treaty. Conversely, a “Non-U.S. Holder” is a beneficial owner of a debt security that is not an entity (or other arrangement) treated as a partnership for U.S. federal income tax purposes and is not a U.S. Holder.

If any entity (or other arrangement) treated as a partnership for federal income tax purposes holds our debt securities, the tax treatment of a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partnership. Any entity (or other arrangement) treated as a partnership for federal income tax purposes that is a holder of our debt securities and the partners in such a partnership (as determined for federal income tax purposes) are urged to consult their own tax advisors about the federal income tax consequences and other tax consequences of the acquisition, ownership and disposition of our debt securities.

In certain circumstances, we may choose or be obligated to pay amounts in excess of the stated interest or principal on our debt securities or redeem debt securities (including with any applicable premium) prior to their stated maturity. Notwithstanding the possibility of such payments, under applicable Treasury regulations, payments on debt securities that are subject to either a remote or incidental contingency may be ignored. For this reason, unless we give notice in the accompanying prospectus supplement to the contrary, we intend to take the position that our debt securities will not be treated as contingent payment debt instruments under the applicable Treasury regulations. Our determination that our debt securities are not contingent payment debt instruments is not binding on the IRS. Our determination that our debt securities are not contingent payment debt instruments is binding on you unless you disclose your contrary position to the IRS in the manner prescribed by applicable Treasury regulations. If the IRS were to challenge successfully this determination and our debt securities were treated as contingent payment debt instruments, you might be required, among other things, to accrue interest income (regardless of your method of accounting for federal income tax purposes) at a rate higher than the stated interest rate on our debt securities, and treat as ordinary income, rather than as capital gain, any gain recognized on a sale, exchange or redemption of a debt security. Prospective purchasers of our debt securities are urged to consult their tax advisors regarding the tax consequences of debt securities being treated as contingent payment debt instruments. The remainder of this discussion assumes that our debt securities will not be treated as contingent payment debt instruments.

Tax Consequences to U.S. Holders

Payments of Interest. Payments of qualified stated interest (as defined below under “—Original Issue Discount”) on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. Holder’s method of tax accounting).

Purchase, Sale, Exchange, Retirement or other Disposition of Debt Securities. A U.S. Holder’s tax basis in a debt security generally will equal the cost of such debt security to such U.S. Holder, increased by (as described below) any amounts includible in income by the U.S. Holder as original issue discount (“OID”) and market discount, and reduced by (as described below) any amortized premium and any payments other than payments of qualified stated interest made on such debt security.

Upon the sale, exchange, retirement or other disposition of a debt security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest (as defined below under “—Original Issue Discount”), which will be taxable as such) and the U.S. Holder’s adjusted tax basis in such debt security.

Except as described below with respect to market discount, gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by a noncorporate U.S. Holder, including an individual, generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Original Issue Discount. In addition to, or as an alternative to, bearing qualified stated interest (as defined below), a debt security may be issued with OID. U.S. Holders of debt securities with OID generally will be subject to the special tax accounting rules for obligations issued with OID provided by the Code and certain regulations promulgated thereunder. Debt securities issued with OID will be referred to as “original issue discount debt securities.” Notice will be given in the accompanying prospectus supplement when we determine that a particular debt security is an original issue discount debt security. U.S. Holders of such original issue discount debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

A debt security will generally be considered to be issued with OID if its stated redemption price at maturity (as defined below) exceeds its issue price (as defined below) by an amount equal to or greater than the product of 0.25% of such stated redemption price multiplied by the number of complete years to maturity. The “stated redemption price at maturity” of a debt security is generally the sum of all payments to be made on the debt security other than qualified stated interest (as defined below). “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or in property (other than our debt instruments) at least annually during the entire term of a debt security at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The “issue price” of each debt security in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to underwriters, placement agents or wholesalers).

In general, each U.S. Holder of an original issue discount debt security, whether such U.S. Holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that the U.S. Holder owns the debt security. The daily portions of OID on an original issue discount debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an original issue discount debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial U.S. Holder, the amount of OID on an original issue discount debt security allocable to each accrual period is determined by (a) multiplying the adjusted issue price (as defined below) of the original issue discount debt security at the beginning of the accrual period by the yield to maturity (as defined below) of such original issue discount debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The “adjusted issue price” of an original issue discount debt security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. As a result of this “constant-yield” method of including OID in income, the amounts includible in income by a U.S. Holder in respect of an original issue discount debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

A U.S. Holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such U.S. Holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the U.S. Holder, the U.S. Holder making such election will also be deemed to have made the election (described below under “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

A subsequent U.S. Holder of an original issue discount debt security that purchases the debt security at a cost less than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest), or an initial U.S. Holder that purchases an original issue discount debt security at a price other than the debt security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if such U.S. Holder acquires the original issue discount debt security with “acquisition premium” (i.e., at a price greater than its adjusted issue price, which in the case of an initial U.S. Holder would be the issue price), the U.S. Holder is required to reduce its periodic inclusions of OID income by a portion of the acquisition premium equal to the ratio of the OID that would otherwise be includable in such U.S. Holder’s income with respect to the debt security during the current taxable year, over the total remaining OID on the debt security as of the acquisition date.

Certain of the debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular original issue discount debt securities, may be subject to special rules that differ from the general rules described above. Purchasers of debt securities with such features should carefully examine the accompanying prospectus supplement and are urged to consult their own tax advisors with respect to such debt securities because the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

Premium and Market Discount. A U.S. Holder of a debt security that purchases the debt security at a cost greater than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all debt securities held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original issue discount debt securities purchased at a premium will not be subject to the OID rules described above.

With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder’s tax basis when the debt security matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures. If the non-electing U.S. Holder disposes of the debt security prior to maturity, the premium will decrease the gain or increase the loss that the U.S. Holder would otherwise recognize on the disposition.

If a U.S. Holder of a debt security purchases the debt security at a price that is lower than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) or, in the case of an original issue discount debt security, its adjusted issue price, by at least 0.25% of the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount” in the hands of such U.S. Holder. In such case, gain realized by the U.S. Holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security or, at the election of the U.S. Holder, under a constant-yield method.

A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Tax Consequences to Non-U.S. Holders

Under present U.S. federal income tax law, and subject to the discussions below under “—Information Reporting, Backup Withholding and Foreign Account Withholding”:

(a)

No withholding of U.S. federal income tax generally will be required with respect to the payment by us or any issuing and paying agent on a debt security owned by a Non-U.S. Holder, provided that (i) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a CFC to which we are a “related person” within the meaning of Section 864(d)(4) of the Code, and (iii) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements, generally made, under current procedures, on an applicable IRS Form W-8 (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder).

(b)

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a debt security, unless such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder).

(c)

If a Non-U.S. Holder is subject to withholding at a rate in excess of a reduced rate for which such holder is eligible under a tax treaty or otherwise, such Non-U.S. Holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate.

Notwithstanding the foregoing, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income that is effectively connected with its U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder). In addition, under certain circumstances, effectively connected interest income of a corporate Non-U.S. Holder may be subject to a “branch profits” tax imposed at a 30% rate (as reduced by an applicable treaty). A Non-U.S. Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

Information Reporting, Backup Withholding and Foreign Account Withholding

Information returns will be filed with the IRS in connection with payments on our debt securities made to, and proceeds of dispositions of our debt securities effected by, certain holders. In addition, certain U.S. Holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to obtain exemption from backup withholding and any available exemption from information reporting requirements. The amount of any backup withholding from a payment to a U.S. or non-U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. financial institutions and other non-U.S. entities are subject to diligence and reporting requirements for purposes of identifying accounts and investments held directly or indirectly by U.S. persons. The failure to comply with these additional information reporting, certification and other requirements could result in a 30% withholding tax on applicable payments to non-U.S. persons, notwithstanding otherwise applicable provisions of an income tax treaty. In particular, a payee that is a foreign financial institution that is subject to the diligence and reporting requirements described above must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States owned foreign entities” (each as defined in the Code and administrative guidance thereunder), annually report information about such accounts, and withhold 30% on applicable payments to noncompliant foreign financial institutions and account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these requirements may be subject to different rules. The foregoing withholding regime generally applies to payments of interest on our debt securities. In general, to avoid withholding, any non-U.S. intermediary through which a holder owns our debt securities must establish its compliance with the foregoing regime, and a Non-U.S. Holder must provide specified documentation (usually an applicable IRS Form W-8) containing information about its identity, its status, and if required its direct and indirect U.S. owners. Non-U.S. Holders and holders who hold our debt securities through a non-U.S. intermediary are urged to consult their own tax advisor regarding foreign account tax compliance.

VALIDITY OF THE SECURITIES

The validity of the securities described in this prospectus will be passed upon for American Tower by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters will be passed upon for American Tower by Ruth T. Dowling, Esq., Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of American Tower. The validity of the securities described in this prospectus will be passed upon for any underwriters or agents, as the case may be, by Gibson, Dunn & Crutcher LLP, New York, New York. Our qualification and taxation as a REIT, and the associated consequences to holders of our stock, have been passed upon by Sullivan & Worcester LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Those consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.americantower.com. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website and our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 29, 2025;

•

portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2025 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024; and

•

our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January  28, 2025, February  5, 2025, March  5, 2025, March  6, 2025, March  11, 2025, March  14, 2025, March  20, 2025, May  15, 2025, May  21, 2025 and May 30, 2025.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 116 Huntington Avenue, Boston, Massachusetts 02116, Telephone: +1 (617) 375-7500, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrant in connection with the securities being registered hereby. Except as otherwise noted, all of the fees set forth below are estimates.

Filing Fee for Registration Statement	$(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Trustee’s Fees and Expenses (including counsel fees)	(2)
Printing and Engraving Fees	(2)
Rating Agency Fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or certain officers to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

Article Seventh of our Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by applicable law, as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, or employee of American Tower or is or was serving at the request of American Tower as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise or nonprofit entity against all liability, losses, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such indemnitee. Notwithstanding the preceding sentence, except for proceedings to enforce rights set forth in Article Seventh, we will be required under our Certificate of Incorporation to indemnify, or pay or reimburse expenses, to any director, officer, employee or other person in connection with a proceeding (or part thereof) commenced by such indemnitee only if the commencement of such proceeding (or part thereof) by the indemnitee was authorized by our board of directors. Expenses (including attorneys’ fees) incurred by a current officer or director of American Tower in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification under our Certificate of Incorporation shall be paid or reimbursed in advance of the final disposition of such matter upon receipt of an undertaking by such director or officer to repay such amount unless it is determined that such person is entitled to be indemnified by America Tower under Article Seventh.

Under Delaware law, directors of American Tower will remain liable for the following:

•	any breach of the director’s duty of loyalty to American Tower or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	the payment of dividends, stock repurchases or redemptions that are unlawful under Delaware law; and

•	any transaction in which the director receives an improper personal benefit.

We have purchased directors’ and officers’ liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

The form Underwriting Agreement, which is incorporated by reference as Exhibit 1.1 to this Registration Statement, provides for indemnification of, or contribution to, our officers that sign this Registration Statement and directors by the underwriters against certain liabilities under the Securities Act of 1933, as amended, in certain instances.

Item 16.	Exhibits.

		Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.
1.1*	Form of Underwriting Agreement for non-convertible debt securities.

1.2**	Underwriting Agreement for common stock, preferred stock, convertible debt securities, guarantees, depositary shares, warrants, purchase contracts and units.

2.1	Agreement and Plan of Merger by and between American Tower Corporation and American Tower REIT, Inc., dated as of August 24, 2011.	8-K	001-14195	August 25, 2011	2.1

3.1	Restated Certificate of Incorporation of American Tower Corporation, as filed with the Secretary of State of the State of Delaware effective as of December 31, 2011.	8-K	001-14195	January 3, 2012	3.1

3.2	Amended and Restated By-Laws of American Tower Corporation, effective as of January 3, 2025.	8-K	001-14195	January 7, 2025	3.1

4.1	Form of Common Stock Certificate.	8-K	001-14195	January 3, 2012	4.2

4.2**	Form of Preferred Stock Certificate.

4.3	Indenture dated as of May 23, 2013, by and between American Tower Corporation and U.S. Bank National Association, as Trustee.	S-3ASR	333-188812	May 23, 2013	4.12

		Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

4.4	Supplemental Indenture No. 4, dated as of January 12, 2016, to Indenture dated as of May 23, 2013, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 4.400% Senior Notes due 2026.	8-K	001-14195	January 12, 2016	4.1

4.5	Supplemental Indenture No. 5, dated as of May 13, 2016, to Indenture dated as of May 23, 2013, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 3.375% Senior Notes due 2026.	8-K	001-14195	May 13, 2016	4.1

4.6	Supplemental Indenture No. 6, dated as of September 30, 2016, to Indenture dated as of May 23, 2013, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 3.125% Senior Notes due 2027.	8-K	001-14195	September 30, 2016	4.1

4.7	Supplemental Indenture No. 8, dated as of June 30, 2017, to Indenture dated as of May 23, 2013, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 3.55% Senior Notes due 2027.	8-K	001-14195	June 30, 2017	4.1

4.8	Supplemental Indenture No. 9, dated as of December 8, 2017, to Indenture dated as of May 23, 2013, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 3.600% Senior Notes due 2028.	8-K	001-14195	December 8, 2017	4.1

4.9	Supplemental Indenture No. 10, dated as of May 22, 2018, to Indenture dated as of May 23, 2013, by and among American Tower Corporation and U.S. Bank National Association, as Trustee, and Elavon Financial Services DAC, UK Branch, as Paying Agent, for the 1.950% Senior Notes due 2026.	8-K	001-14195	May 22, 2018	4.1

		Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

4.10	Supplemental Indenture No. 11, dated as of March 15, 2019, to Indenture dated as of May 23, 2013, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 3.950% Senior Notes due 2029.	8-K	001-14195	March 15, 2019	4.1

4.11	Indenture dated as of June 4, 2019, by and between American Tower Corporation and U.S. Bank National Association, as Trustee.	S-3ASR	333-231931	June 4, 2019	4.22

4.12	Supplemental Indenture No. 1, dated as of June 13, 2019, to Indenture dated as of June 4, 2019, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 3.800% Senior Notes due 2029.	8-K	001-14195	June 13, 2019	4.1

4.13	Supplemental Indenture No. 2, dated as of October 3, 2019, to Indenture dated as of June 4, 2019, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 2.750% Senior Notes due 2027 and the 3.700% Senior Notes due 2049.	8-K	001-14195	October 3, 2019	4.1

4.14	Supplemental Indenture No. 3, dated as of January 10, 2020, to Indenture dated as of June 4, 2019, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 2.900% Senior Notes due 2030.	8-K	001-14195	January 10, 2020	4.1

4.15	Supplemental Indenture No. 4, dated as of June 3, 2020, to Indenture dated as of June 4, 2019, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 1.300% Senior Notes due 2025, the 2.100% Senior Notes due 2030 and the 3.100% Senior Notes due 2050.	8-K	001-14195	June 3, 2020	4.1

		Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

4.16	Supplemental Indenture No. 5, dated as of September 10, 2020, to Indenture dated as of June 4, 2019, by and among American Tower Corporation, U.S. Bank National Association, as Trustee, and Elavon Financial Services DAC, UK Branch, as Paying Agent, for the 0.500% Senior Notes due 2028 and the 1.000% Senior Notes due 2032.	8-K	001-14195	September 10, 2020	4.1

4.17	Supplemental Indenture No. 6, dated as of September 28, 2020, to Indenture dated as of June 4, 2019, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 1.875% Senior Notes due 2030.	8-K	001-14195	September 28, 2020	4.1

4.18	Supplemental Indenture No. 7, dated as of November 20, 2020, to Indenture dated as of June 4, 2019, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 1.500% Senior Notes due 2028 and the 2.950% Senior Notes due 2051.	8-K	001-14195	November 20, 2020	4.1

4.19	Supplemental Indenture No. 8, dated as of March 29, 2021, to Indenture dated as of June 4, 2019, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 1.600% Senior Notes due 2026 and the 2.700% Senior Notes due 2031.	8-K	001-14195	March 29, 2021	4.1

4.20	Supplemental Indenture No. 9, dated as of May 21, 2021, to Indenture dated as of June 4, 2019, by and among American Tower Corporation, U.S. Bank National Association, as Trustee, and Elavon Financial Services DAC, UK Branch, as Paying Agent, for the 0.450% Senior Notes due 2027, the 0.875% Senior Notes due 2029 and the 1.250% Senior Notes due 2033.	8-K	001-14195	May 21, 2021	4.1

		Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

4.21	Supplemental Indenture No. 10, dated as of September 27, 2021, to Indenture dated as of June 4, 2019, by and between American Tower Corporation and U.S. Bank National Association, as Trustee, for the 1.450% Senior Notes due 2026 and the 2.300% Senior Notes due 2031.	8-K	001-14195	September 27, 2021	4.1

4.22	Supplemental Indenture No. 11, dated as of October 5, 2021, to Indenture dated as of June 4, 2019, by and among American Tower Corporation, U.S. Bank National Association, as Trustee, and Elavon Financial Services DAC, UK Branch, as Paying Agent, for the 0.400% Senior Notes due 2027 and the 0.950% Senior Notes due 2030.	8-K	001-14195	October 5, 2021	4.1

4.23	Supplemental Indenture No. 12, dated as of April 1, 2022, to Indenture dated as of June 4, 2019, by and between American Tower Corporation and U.S. Bank Trust Company, National Association, as Trustee, for the 3.650% Senior Notes due 2027 and the 4.050% Senior Notes due 2032.	8-K	001-14195	April 1, 2022	4.1

4.24	Indenture dated as of June 1, 2022, by and between American Tower Corporation and U.S. Bank Trust Company, National Association, as Trustee.	S-3ASR	333-265348	June 1, 2022	4.32

4.25	Supplemental Indenture No. 1, dated as of March 3, 2023, to Indenture dated as of June 1, 2022, by and between American Tower Corporation and U.S. Bank Trust Company, National Association, as Trustee, for the 5.500% Senior Notes due 2028 and the 5.650% Senior Notes due 2033.	8-K	001-14195	March 3, 2023	4.1

		Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

4.26	Supplemental Indenture No. 2, dated as of May 16, 2023, to Indenture dated as of June 1, 2022 by and among American Tower Corporation, U.S. Bank Trust Company, National Association, as Trustee, and Elavon Financial Services DAC, UK Branch, as Paying Agent, for the 4.125% Senior Notes due 2027 and the 4.625% Senior Notes due 2031.	8-K	001-14195	May 16, 2023	4.1

4.27	Supplemental Indenture No. 3, dated as of May 25, 2023, to Indenture dated as of June 1, 2022, by and between American Tower Corporation and U.S. Bank Trust Company, National Association, as Trustee, for the 5.250% Senior Notes due 2028 and the 5.550% Senior Notes due 2033.	8-K	001-14195	May 25, 2023	4.1

4.28	Supplemental Indenture No. 4, dated as of September 15, 2023, to Indenture dated as of June 1, 2022, by and between American Tower Corporation and U.S. Bank Trust Company, National Association, as Trustee, for the 5.800% Senior Notes due 2028 and the 5.900% Senior Notes due 2033.	8-K	001-14195	September 15, 2023	4.1

4.29	Supplemental Indenture No. 5, dated as of March 7, 2024, to Indenture dated as of June 1, 2022, by and between American Tower Corporation and U.S. Bank Trust Company, National Association, as Trustee, for the 5.200% Senior Notes due 2029 and the 5.450% Senior Notes due 2034.	8-K	001-14195	March 7, 2024	4.1

4.30	Supplemental Indenture No. 6, dated as of May 29, 2024, to Indenture dated as of June 1, 2022, by and among American Tower Corporation, U.S. Bank Trust Company, National Association, as Trustee, and Elavon Financial Services DAC, UK Branch, as Paying Agent, for the 3.900% Senior Notes due 2030 and the 4.100% Senior Notes due 2034.	8-K	001-14195	May 29, 2024	4.1

Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

4.31	Supplemental Indenture No. 7, dated as of November 21, 2024, to Indenture dated as of June 1, 2022, by and between American Tower Corporation and U.S. Bank Trust Company, National Association, as Trustee, for the 5.000% Senior Notes due 2030 and the 5.400% Senior Notes due 2035.	8-K	001-14195	November 21, 2024	4.1

4.32	Supplemental Indenture No. 8, dated as of March 14, 2025, to Indenture dated as of June 1, 2022, by and between American Tower Corporation and U.S. Bank Trust Company, National Association, as Trustee, for the 4.900% Senior Notes due 2030 and the 5.350% Senior Notes due 2035.	8-K	001-14195	March 14, 2025	4.1

4.33	Supplemental Indenture No. 9, dated as of May 30, 2025, to Indenture dated as of June 1, 2022, by and among American Tower Corporation, U.S. Bank Trust Company, National Association, as Trustee, and U.S. Bank Europe DAC, UK Branch, as Paying Agent, for the 3.625% Senior Notes due 2032.	8-K	001-14195	May 30, 2025	4.1

4.34*	Indenture dated as of June 2, 2025, by and between American Tower Corporation and U.S. Bank Trust Company, National Association, as Trustee.

4.35	Form of debt securities under the Senior Indenture (included in Exhibit 4.34).

4.36*	Form of Subordinated Indenture between American Tower Corporation and U.S. Bank National Association, as Trustee.

4.37**	Form of debt securities under the Subordinated Indenture.

4.38**	Form of guarantee.

4.39**	Form of Certificate of Designation of Preferred Stock.

4.40**	Form of Depositary Share Agreement.

Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

4.41**	Form of Depositary Certificate.

4.42**	Form of Warrant Agreement.

4.43**	Form of Warrant Certificate.

4.44**	Form of Purchase Contract Agreement.

4.45**	Form of Purchase Certificate.

4.46**	Form of Unit Agreement.

4.47**	Form of Unit Certificate.

4.48	Second Amended and Restated Loan and Security Agreement, dated as of March 29, 2018, by and between American Tower Asset Sub, LLC and American Tower Assets Sub II, LLC, as Borrowers, and U.S. Bank National Association, as Trustee for American Tower Trust I, as Lender.	10-Q	001-14195	May 2, 2018	10.2

4.49	Second Supplement and Amendment dated as of March 13, 2023 to the Second Amended and Restated Loan and Security Agreement dated as of March 29, 2018, by and among American Tower Asset Sub, LLC and American Tower Asset Sub II, LLC, as Borrowers, and U.S. Bank Trust Company, National Association, as Trustee for American Tower Trust I Secured Tower Revenue Securities as Lender.	10-Q	001-14195	April 26, 2023	10.1

4.50	Third Amended and Restated Indenture, dated May 29, 2015, by and between GTP Acquisition Partners I, LLC, ACC Tower Sub, LLC, DCS Tower Sub, LLC, GTP South Acquisitions II, LLC, GTP Acquisition Partners II, LLC, GTP Acquisition Partners, III, LLC, GTP Infrastructure I, LLC, GTP Infrastructure II, LLC, GTP Infrastructure III, LLC, GTP Towers VIII, LLC, GTP Towers I, LLC, GTP Towers II, LLC, GTP Towers IV, LLC, GTP Towers V, LLC, GTP Towers VII, LLC, GTP Towers IX, LLC, PCS Structures Towers, LLC and GTP TRS I LLC, as obligors, and The Bank of New York Mellon, as trustee.	10-Q	001-14195	July 29, 2015	4.2

		Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

4.51	Series 2015-2 Supplement, dated May 29, 2015, to the Third Amended and Restated Indenture dated May 29, 2015.	10-Q	001-14195	July 29, 2015	4.4

4.52	Third Amended and Restated Multicurrency Revolving Credit Agreement, dated as of December 8, 2021, among American Tower Corporation and certain of its subsidiaries, as Borrower, Toronto Dominion (Texas) LLC, as Administrative Agent and Swingline Lender, BofA Securities, Inc., TD Securities (USA) LLC, Mizuho Bank, Ltd., Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A., RBC Capital Markets and Morgan Stanley MUFG Loan Partners, LLC, as Joint Lead Arrangers and Joint Bookrunners, Mizuho Bank, Ltd., as Syndication Agent, and BofA Securities, Inc., Barclays Bank PLC, Citibank, N.A, JPMorgan Chase Bank, N.A., Royal Bank of Canada and Morgan Stanley MUFG Loan Partners, LLC, as Co-Documentation Agents.	10-K	001-14195	February 25, 2022	10.29

4.53	Amendment No. 1 to the Third Amended and Restated Multicurrency Revolving Credit Agreement, dated as of June 29, 2023, among American Tower Corporation and certain of its subsidiaries as borrowers, Toronto Dominion (Texas) LLC, as administrative agent, and a majority of lenders under the Third Amended and Restated Multicurrency Revolving Credit Agreement, dated as of December 8, 2021.	10-Q	001-14195	July 27, 2023	10.2

		Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

4.54	Notice of Benchmark Replacement and Amendment No. 2, dated as of June 27, 2024, to the Third Amended and Restated Multicurrency Revolving Credit Agreement, among American Tower Corporation and certain of its subsidiaries as borrowers, Toronto Dominion (Texas) LLC, as administrative agent, and a majority of lenders under the Third Amended and Restated Multicurrency Revolving Credit Agreement, dated December 8, 2021, as further amended.	10-Q	001-14195	July 30, 2024	10.1

4.55	Amendment No. 3 to the Third Amended and Restated Multicurrency Revolving Credit Agreement, dated as of January 28, 2025, among American Tower Corporation and certain of its subsidiaries as borrowers, Toronto Dominion (Texas) LLC, as administrative agent, and a majority of lenders under the Third Amended and Restated Multicurrency Revolving Credit Agreement, dated as of December 8, 2021, as further amended	10-K	001-14195	February 25, 2025	10.36

4.56	Fourth Amended and Restated Revolving Credit Agreement, dated as of December 8, 2021, among American Tower Corporation, as Borrower, Toronto Dominion (Texas) LLC, as Administrative Agent and Swingline Lender, BofA Securities, Inc., TD Securities (USA) LLC, Mizuho Bank, Ltd., Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A., RBC Capital Markets and Morgan Stanley MUFG Loan Partners, LLC, as Joint Lead Arrangers and Joint Bookrunners, Mizuho Bank, Ltd., as Syndication Agent, and BofA Securities, Inc., Barclays Bank PLC, Citibank, N.A, JPMorgan Chase Bank, N.A., Royal Bank of Canada and Morgan Stanley MUFG Loan Partners, LLC, as Co-Documentation Agents.	10-K	001-14195	February 25, 2022	10.30

		Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

4.57	Amendment No. 1 to the Fourth Amended and Restated Revolving Credit Agreement, dated as of June 29, 2023, among American Tower Corporation and certain of its subsidiaries as borrowers, Toronto Dominion (Texas) LLC, as administrative agent, and a majority of lenders under the Fourth Amended and Restated Revolving Credit Agreement, dated as of December 8, 2021.	10-Q	001-14195	July 27, 2023	10.3

4.58	Amendment No. 2 to the Fourth Amended and Restated Revolving Credit Agreement, dated as of January 28, 2025, among American Tower Corporation and certain of its subsidiaries as borrowers, Toronto Dominion (Texas) LLC, as administrative agent, and a majority of lenders under the Fourth Amended and Restated Revolving Credit Agreement, dated as of December 8, 2021, as further amended.	10-K	001-14195	February 25, 2025	10.39

4.59	Second Amended and Restated Term Loan Agreement, dated as of December 8, 2021, among American Tower Corporation, as Borrower, Mizuho Bank, Ltd., as Administrative Agent; TD Securities (USA) LLC, as Syndication Agent, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A, JPMorgan Chase Bank, N.A., Morgan Stanley MUFG Loan Partners, LLC and Royal Bank of Canada as Co-Documentation Agents, Mizuho Bank, Ltd., TD Securities (USA) LLC, Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley MUFG Loan Partners, LLC and RBC Capital Markets as Joint Lead Arrangers and Joint Bookrunners, and the several other lenders that are parties thereto.	10-K	001-14195	February 25, 2022	10.31

Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

4.60	Amendment No. 1 to the Second Amended and Restated Term Loan Agreement, dated as of June 29, 2023, among American Tower Corporation, as borrower, Mizuho Bank, Ltd., as administrative agent, and a majority of the lenders under the Second Amended and Restated Term Loan Agreement, dated as of December 8, 2021.	10-Q	001-14195	July 27, 2023	10.1

4.61	Amendment No. 2 to the Second Amended and Restated Term Loan Agreement, dated as of January 28, 2025, among American Tower Corporation, as borrower, Mizuho Bank, Ltd., as administrative agent, and a majority of the lenders under the Second Amended and Restated Term Loan Agreement, dated as of December 8, 2021, as further amended.	10-K	001-14195	February 25, 2025	10.42

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

8.1*	Opinion of Sullivan & Worcester LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.3	Consent of Sullivan & Worcester LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee under the Indenture dated June 2, 2025.

Incorporated by Reference
Exhibit No.	Description of Document	Form	File No.	Date of Filing	Exhibit No.

25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee for the form of Subordinated Indenture.

107*	Filing Fee Exhibit

*	Filed herewith.
**	To be filed by post-effective amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 2nd day of June, 2025.

AMERICAN TOWER CORPORATION

By:	/s/ Ruth T. Dowling
Ruth T. Dowling Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ruth T. Dowling as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signatures	Title	Date

/s/ Steven O. Vondran Steven O. Vondran	President and Chief Executive Officer (Principal Executive Officer)	June 2, 2025

/s/ Rodney M. Smith Rodney M. Smith	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 2, 2025

/s/ Robert J. Meyer Robert J. Meyer	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 2, 2025

/s/ Kelly C. Chambliss Kelly C. Chambliss	Director	June 2, 2025

/s/ Teresa H. Clarke Teresa H. Clarke	Director	June 2, 2025

Signatures	Title	Date
/s/ Kenneth R. Frank Kenneth R. Frank	Director	June 2, 2025

/s/ Robert D. Hormats Robert D. Hormats	Director	June 2, 2025

/s/ Rajesh Kalathur Rajesh Kalathur	Director	June 2, 2025

/s/ Grace D. Lieblein Grace D. Lieblein	Director	June 2, 2025

/s/ Craig Macnab Craig Macnab	Director	June 2, 2025

/s/ Neville R. Ray Neville R. Ray	Director	June 2, 2025

/s/ Pamela D. A. Reeve Pamela D. A. Reeve	Chairperson of the Board, Director	June 2, 2025

/s/ Bruce L. Tanner Bruce L. Tanner	Director	June 2, 2025